UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to 240.14a-12

China Mineral Acquisition Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

China Mineral Acquisition Corporation is a “blank check” Delaware corporation formed to identify and acquire, on or before August 30, 2006, an operating business having operations based in the People’s Republic of China. As previously announced, and described in these preliminary proxy materials, China Mineral has entered a definitive agreement for such a transaction, which it currently expects to consummate by August 30th. If doing so becomes improbable or impossible, however, the Company presently intends to ask stockholders, as described in these materials, to extend the August 30th date to March 31, 2007 so as to enable it to complete the transaction.

PRELIMINARY COPY
SUBJECT TO COMPLETION, Dated June 23, 2006

CHINA MINERAL ACQUISITION CORPORATION
210 East 85th Street, Suite 16
New York, New York 10028
(646) 240-8377

TO THE STOCKHOLDERS OF
CHINA MINERAL ACQUISITION CORPORATION:

You are cordially invited to attend a special meeting of stockholders of China Mineral Acquisition Corporation to be held on          , 2006. At the meeting, you will be asked to consider proposals to amend the Company’s certificate of incorporation to allow it more time, only if necessary, to complete its proposed acquisition of Sunwing Energy Ltd.

As previously announced, on May 12, 2006, Ivanhoe Energy Inc., Sunwing Holding Corporation, Sunwing and China Mineral signed a definitive agreement providing for China Mineral’s acquisition of Sunwing. In that proposed transaction, Ivanhoe would become the owner of approximately 80% of China Mineral’s outstanding common stock post-closing on a primary share basis, or approximately 59% on a fully-diluted basis assuming exercise of China Mineral’s outstanding warrants and options (other than those to be granted Ivanhoe in the Sunwing acquisition) and that no China Mineral stockholders exercise conversion rights. Based on the current trading prices of China Mineral stock, it is estimated that upon completion of the transaction, China Mineral, which would be renamed “China Ivanhoe Energy Ltd.” and “redomesticated” as a British Virgin Islands company, would have a market capitalization of approximately US$125 million.

China Mineral has filed a Form S-4 Registration Statement including preliminary proxy materials for a special meeting of stockholders to vote on the combination transaction. These materials are currently being reviewed by the U.S. Securities and Exchange Commission.

The Sunwing acquisition is intended to be a qualifying “business combination” under China Mineral’s charter, which currently provides that if the acquisition is not completed by August 30, 2006, your company will be liquidated and its net assets (including its IPO trust account) returned to stockholders. China Mineral’s directors believe our stockholders will benefit from China Mineral’s ownership of Sunwing, and is therefore proposing, in case it is needed, a one-time amendment to the Company’s charter to extend that date to March 31, 2007 and make corresponding changes. We refer to these proposals collectively as the “Extension Amendment.”

We are not asking you to pass on the proposed acquisition at this time. You have the specific right to vote on the proposed Sunwing acquisition, and we expect to present it for your vote in the near future.

Extending the period during which China Mineral could consummate a business acquisition was not contemplated by its initial public offering (IPO) prospectus. However, if the SEC review process for its registration statement and proxy materials is not completed in time to hold a special meeting of stockholders and, assuming it receives the required affirmative votes, close the Sunwing acquisition by August 30, 2006, the Company will be required to abandon the transaction and will be liquidated regardless of the efforts associated with the Sunwing acquisition.

The conversion rights of China Mineral investors who purchased shares (“Public Shares”) in its IPO provide that if holders of 800,000 or more Public Shares (20% of the total) vote against the proposed Sunwing acquisition and elect to convert their Public Shares into a portion of China Mineral’s IPO trust account, China Mineral will not complete the acquisition, and the company will be liquidated, with the amount remaining in the IPO trust account returned to all holders of Public Shares. Consistent with that provision, if 800,000 or more Public Shares are voted against the Extension Amendment, China Mineral’s Board of Directors will abandon it, notwithstanding approval by a majority of its stockholders, and China Mineral will be required under its charter to liquidate if it fails to close the Sunwing acquisition prior to August 30, 2006.

If fewer than 800,000 Public Shares are voted against the Extension Amendment, China Mineral will afford Public Shareholders so voting the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their Public Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. The right of remaining holders of Public Shares to have them converted into IPO trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Subject to the foregoing, the affirmative vote of a majority of China Mineral’s outstanding common stock, including a majority of the Public Shares voting in person or by proxy at the meeting, voting for all the proposals relating to the Extension Amendment, will be required to approve the Extension Amendment. China Mineral’s initial stockholders, who purchased an aggregate of 1,000,000 shares prior to the IPO, have agreed to vote all their shares in accordance with the holders of a majority of the Public Shares voting in person or by proxy at the meeting. If holders of a majority of the Public Shares vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal.

We will only ask you to do this once. If the Extension Amendment is approved, we expect to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every China Mineral stockholder specifically agrees in writing to such change.

In considering the Extension Amendment, China Mineral stockholders should be aware that because the possibility of extending the date by which China Mineral must complete a business combination to avoid liquidation was not contemplated by the Company’s IPO prospectus, they may have securities law claims against the Company. Even if you do not pursue such claims, others may. The Extension Amendment may result in the Company’s incurring substantial additional transaction expenses, and may also result in securities law and other claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified by the Company’s current and former directors. A consequence might be that holders of Public Shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed Sunwing acquisition vote would not receive the entire amount of their pro rata share of the IPO trust account to which they would otherwise be entitled. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

After careful consideration of all relevant factors, China Mineral’s Board of Directors has unanimously determined that the Extension Amendment is fair to and in the best interests of China Mineral and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote “FOR” it.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit China Mineral’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally schedule time of the special meeting to approve any of the foregoing proposals.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Extension Amendment and the meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Sincerely,

Simon Mu
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

PRELIMINARY COPY
SUBJECT TO COMPLETION, Dated June 23, 2006

CHINA MINERAL ACQUISITION CORPORATION
210 East 85th Street, Suite 16
New York, New York 10028
(646) 240-8377

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD          , 2006

TO THE STOCKHOLDERS OF
CHINA MINERAL ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of China Mineral Acquisition Corporation, a Delaware corporation, will be held 10:00 a.m. Eastern time, on          , 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-0037, for the sole purpose of considering and voting upon proposals (proposals 1, 2 and 3 together, the “Extension Amendment”) to:

1. amend China Mineral’s charter to eliminate the provision that purports to prohibit amending its “business combination” provisions;

2. amend China Mineral’s charter to extend the date before which China Mineral must complete a business combination, to avoid being required to liquidate, from August 30, 2006 to March 31, 2007;

3. amend China Mineral’s charter to allow holders of up to 20% of the shares issued in China Mineral’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account; and

4. permit China Mineral’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

Under Delaware law and China Mineral’s by-laws, no other business may be transacted at the meeting.

As set forth in the enclosed proxy statement, a stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to use of China Mineral IPO trust account proceeds to pay, at the time the Amendment becomes effective, and in exchange for surrender of their Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, China Mineral’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

The Board of Directors has fixed the close of business on          , 2006 as the date for determining China Mineral stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of China Mineral common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposal.

China Mineral’s Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

By Order of the Board of Directors,

Simon Mu
President and Chief Executive Officer

Dated:          , 2006

PRELIMINARY COPY
SUBJECT TO COMPLETION, Dated June 23, 2006

CHINA MINERAL ACQUISITION CORPORATION
210 East 85th Street, Suite 16
New York, New York 10028
(646) 240-8377

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD          , 2006

PROXY STATEMENT

A special meeting of stockholders of China Mineral Acquisition Corporation will be held at 10:00 a.m., Eastern time, on          , 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-0037. At this important meeting, you will be asked to consider and vote upon proposals (proposals 1, 2, and 3 together, the “Extension Amendment”) to:

1. amend China Mineral’s charter to eliminate the provision that purports to prohibit amending its “business combination” provisions;

2. amend China Mineral’s charter to extend the date before which China Mineral must complete a business combination, to avoid being required to liquidate, from August 30, 2006 to March 31, 2007;

3. amend China Mineral’s charter to allow holders of up to 20% of the shares issued in China Mineral’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account; and

4. permit China Mineral’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

A stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to use of China Mineral IPO trust account proceeds to pay, at the time the amendment becomes effective, and in exchange for surrender of their Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. At the time the Extension Amendment becomes effective, we also expect to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every China Mineral stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate its previously announced proposed acquisition of Sunwing Energy Ltd. within such time period. See “Are you going to do this again?” in “Questions and Answers,” for more information about amending the IPO trust agreement.

Under Delaware law and China Mineral’s by-laws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

The “record date” for the special meeting is          , 2006. Record holders of China Mineral common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,000,000 outstanding shares of China Mineral common stock, of which 4,000,000 are Public Shares, and each of which is entitled to one vote per proposal at the special meeting. China Mineral’s warrants do not have voting rights.

This proxy statement is dated          , 2006 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q. What is being voted on?

A. You are being asked to vote on proposals (proposals 1, 2, and 3 together, the “Extension Amendment”) to:

1. amend China Mineral’s charter to eliminate the provision that purports to prohibit amending its “business combination” provisions;

2. amend China Mineral’s charter to extend the date before which China Mineral must complete a business combination, to avoid being required to liquidate, from August 30, 2006 to March 31, 2007;

3. amend China Mineral’s charter to allow holders of up to 20% of the shares issued in China Mineral’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account; and

4. permit China Mineral’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

Your approval of the third proposal of the Extension Amendment will constitute your consent to use of China Mineral IPO trust account proceeds to pay, at the time the amendment becomes effective, and in exchange for surrender of their Public Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment. This use requires amendment of the trust agreement governing the IPO trust account, which the Company is currently negotiating with the IPO trust account trustee. At the time the Extension Amendment becomes effective, we also expect to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every China Mineral stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate its previously announced proposed acquisition of Sunwing Energy Ltd. within such time period.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, China Mineral’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

The right of holders of Public Shares to have them converted into IPO trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Under Delaware law and China Mineral’s by-laws, no other business may be transacted at the meeting.

Q. Why is China Mineral proposing to amend its charter?

A. China Mineral was organized to acquire a China-based operating business having significant growth potential. On May  12, 2006, China Mineral entered into a definitive agreement with Ivanhoe Energy Inc., Sunwing Holding Corporation and Sunwing Energy Ltd. (“Sunwing”) for the acquisition of Sunwing in an all-stock transaction in which Ivanhoe will become the owner of approximately 80% of China Mineral’s outstanding common stock post-closing on a primary share basis, or approximately 59% on a fully-diluted basis assuming exercise of China Mineral’s outstanding warrants and options (other than those granted to Ivanhoe) and that no China Mineral stockholders exercise conversion rights. As a result of this transaction, if approved, China Mineral, which would be renamed “China Ivanhoe Energy Ltd.” and “redomesticated” as a British Virgin Islands company, will acquire control of Sunwing and, at the same time, become majority-owned by Ivanhoe.

Sunwing, which believes it was one of the first foreign producers of light, sweet crude oil on the Chinese mainland, has operated in China for over ten years. Sunwing is headquartered in Calgary, Alberta, and has 100 full-time employees and consultants in Canada and China, and uses part-time consultants as required to supervise its China drilling operations. Ivanhoe, which is listed on NASDAQ and the Toronto Stock Exchange, has executive offices in Vancouver and operations headquarters in Bakersfield, California. China Mineral believes that a business combination with Sunwing will provide China Mineral stockholders with an opportunity to invest in a company with significant growth potential. In connection with this transaction, China Mineral has filed a Form S-4 Registration Statement, including preliminary proxy materials for a special meeting of its stockholders to vote on the combination transaction. These materials are currently being reviewed by the SEC.

China Mineral’s proposed acquisition of Sunwing is intended to be a qualifying “business combination” under China Mineral’s charter. The charter currently provides that if the acquisition is not completed by August 30, 2006, China Mineral will be liquidated and its net assets (including its IPO trust account, as discussed below) returned to stockholders. While the Company expects to complete the SEC review process in a timely manner, it is possible that it will not be completed in time to satisfy the provisions of its charter. In that event, the Company will be required to abandon the transaction and will be liquidated regardless of the efforts associated with the Sunwing acquisition.

China Mineral’s directors believe our stockholders will benefit from China Mineral’s ownership of Sunwing, and is therefore proposing, in case it is needed, a one-time amendment to the Company’s charter to extend the August 30, 2006 date to March 31, 2007 and make corresponding changes. A copy of the proposed amendment to the Company’s charter is included as Annex A to this proxy statement, and stockholders are urged to review it in its entirety.

Extending the period during which China Mineral could consummate a business acquisition was not contemplated by its IPO prospectus, and the limited timeframe was imposed to protect stockholders from having to sustain their investments indefinitely and having them applied without customary stockholder review. As noted in “Since China Mineral’s IPO prospectus doesn’t say that the Company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?” of this Q&A and in “Summary — The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” below, the Extension Amendment may result in the Company’s incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, in addition to transaction expenses that are not paid by the combined company or the Company’s current and former directors who, as discussed below, have agreed to indemnify it against certain claims and expenses. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

China Mineral is now engaged in the review process for its registration statement and proxy materials, but cannot assume the process will be completed in time to meet the August 30, 2006 deadline. China Mineral expects to seek stockholder approval of the proposed acquisition as soon as possible after completion of the SEC review process.

China Mineral’s Board of Directors believes stockholders will benefit from China Mineral’s ownership of Sunwing, and is proposing the Extension Amendment to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•	extend the date before which China Mineral must complete a business combination, to avoid being required to liquidate, from August 30, 2006 to March 31, 2007 (the “Extension Date”); and

•	allow holders of up to 20% of the Public Shares who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

In addition, China Mineral is seeking your vote to permit China Mineral’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

The Extension Amendment would give China Mineral the opportunity to complete the acquisition of Sunwing in the event the current August 30, 2006 deadline cannot be met. If holders of more than 20% of the Public Shares vote against the Extension Amendment or exercise their conversion rights, the Board of Directors will abandon the Extension Amendment.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, China Mineral’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

We are not asking you to pass on the proposed acquisition at this time. If you vote in favor of the Extension Amendment, you will retain the right to vote on the proposed Sunwing acquisition, which we expect to submit to stockholders for approval in the near future.

Q. How do the China Mineral insiders intend to vote their shares?

A. All China Mineral insiders who purchased shares prior to China Mineral’s IPO, consisting of the current and former members of China Mineral’s Board of Directors (“Private Shares”), have agreed to vote all their shares in accordance with the holders of a majority of the Public Shares voting in person or by proxy at the meeting. If holders of a majority of the Public Shares vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal.

Q. What vote is required to adopt the Extension Amendment?

A. In accordance with Public Shareholders’ conversion rights under China Mineral’s charter, if holders of 800,000 or more Public Shares (20% of the Public Shares) vote against the proposed Sunwing acquisition or elect to convert their Public Shares into a portion of China Mineral’s IPO trust account, China Mineral will not complete the acquisition and the company will be liquidated, with the amount remaining in the IPO trust account returned to all holders of Public Shares. Consistent with that provision, if holders of 800,000 or more Public Shares vote against the Extension Amendment or exercise their conversion rights, China Mineral’s Board of Directors will abandon the amendment, notwithstanding approval by a majority of its stockholders, and unless China Mineral is able to complete the acquisition with Sunwing prior to August 30, 2006, China Mineral will be required under its charter to liquidate. Subject to the foregoing, approval of the Extension Amendment will require the affirmative vote of holders of a majority of China Mineral’s outstanding common stock, including holders of a majority of the Public Shares outstanding on the record date voting in person or by proxy at the meeting.

Q. Why should I vote for the Extension Amendment?

A. In proposing the Extension Amendment, China Mineral is addressing the possibility that the SEC review of its registration statement and proxy materials for the proposed Sunwing acquisition will not be completed in time to enable it to hold a special meeting of stockholders and, assuming it receives the required affirmative votes, close the Sunwing acquisition by August 30, 2006. If it is not, the Company will be required to abandon the transaction and will be liquidated regardless of the efforts associated with the Sunwing acquisition.

While extending the period during which China Mineral could consummate a business acquisition was not contemplated by its IPO prospectus, China Mineral believes its stockholders will benefit from China Mineral’s ownership of Sunwing, and is therefore proposing the one-time Extension Amendment to give it the opportunity to complete the acquisition after the current August 30th charter deadline if necessary.

China Mineral’s charter purports to prohibit amendments to certain of its provisions, including any amendment that would extend the August 30th deadline. China Mineral has received an opinion from special Delaware counsel, Potter Anderson & Corroon LLP, concerning the validity of the Extension Amendment. China Mineral did not request Potter Anderson & Corroon LLP to opine on whether the clause currently contained in its charter prohibiting amendment of Article SIXTH prior to consummation of a business combination was valid when adopted. Potter Anderson concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth therein, that “the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Potter Anderson & Corroon LLP’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety. China Mineral’s Board of Directors believes that it is in the best interests of China Mineral’s stockholders to propose extending that deadline.

Q. Since China Mineral’s IPO prospectus doesn’t say that the Company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?

A. You should be aware that because extending the period during which China Mineral could consummate a business acquisition was not contemplated by its IPO prospectus, you may have securities law claims against the Company for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle stockholders asserting them to up to US$6.00 per Share, based on the initial offering price of the Units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them and plus interest from the date of China Mineral’s IPO (which may be more than the pro rata shares of the IPO trust account to which they are entitled on conversion or liquidation). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Sunwing acquisition may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may.  If they do, holders of such claims, who may include all stockholders who own shares issued in China Mineral’s IPO, might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that holders of Public Shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed Sunwing acquisition vote would not receive the entire amount of their pro rata portion of the IPO trust account to which they would otherwise be entitled, or might be unable to satisfy a rescission or damages award. China Mineral cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

Aside from possible securities law claims against the Company, you should also be aware that if the Extension Amendment is approved, the Company may incur substantial additional expenses in seeking to complete the Sunwing acquisition, in addition to expenses incurred in proposing the Extension Amendment. The Company currently has practically no available funds outside the IPO trust account, and will therefore be required to borrow funds or make arrangements with vendors and service providers in reliance on the existing indemnification obligations of the Company’s current and former directors, or the expectation that such expenses will be paid by the combined company. If for any reason the Sunwing acquisition is not consummated and the current and former members of the Company’s Board of Directors do not perform their indemnification obligations, China Mineral’s creditors may also seek to satisfy their claims from funds in the IPO trust account. This could result in further depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation. See “Summary — Enforceability of Civil Liabilities Against Non-U.S. Persons,” below.

You should read this proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q. What if I don’t want to vote for the Extension Amendment?

A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your Public Shares into cash only if you vote against each proposal of the Extension Amendment and elect conversion (or if you exercise your conversion rights upon voting against the Sunwing acquisition, as described below). If you vote FOR the Extension Amendment or abstain or do not vote on it, you will retain your right to convert your Public Shares into a pro rata portion of the IPO trust account, if the business combination is approved, and you elect conversion. As explained in “Summary — The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” below, however, the Extension Amendment may result in claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account and which could result in depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation.

If you vote against the Extension Amendment and exercise your conversion right with respect to your Public Shares, you will no longer own them. Do not send your stock certificates with your proxy at this time.

If the Extension Amendment is approved, and fewer than 800,000 Public Shares (i.e., 20%) are voted against it, China Mineral will afford Public Shareholders so voting the opportunity to receive, at the time the Amendment becomes effective, and in exchange for surrender of their Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. The rights of Public Shareholders voting FOR the Extension Amendment (or abstaining or not voting) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged.

Whether or not the Extension Amendment is approved, if the acquisition is not completed by the date specified in China Mineral’s charter, all Public Shareholders will be entitled to share in the liquidation of the IPO trust account.

Q. Are you going to do this again?

A. No. We recognize extending China Mineral’s life was not contemplated by its IPO prospectus and that most, if not all, stockholders did not think about it. To minimize the deviation from the Company’s plans as described in that document, we expect, at the time the Extension Amendment becomes effective, to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds, including the date of such distribution, unless each and every China Mineral stockholder specifically agrees in writing to such change. The purpose of such an amendment will be to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate the Sunwing acquisition within such time period. In practical terms, we believe that this means it will not happen.

We are in discussions with the IPO trust account trustee to effectuate such amendment and the amendment to permit conversion payments to Public Shareholders who vote against the Extension Amendment and elect conversion. These discussions have not been concluded at the date of this proxy statement. If they are not concluded by August 25, 2006, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Southern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates those amendments. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the Sunwing acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by the Company’s current and former directors, could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

Moreover, if the Extension Amendment is approved, China Mineral management and advisors will use all of their resources devoted to the Company to the proposed Sunwing acquisition. China Mineral management will not pursue any other business combination, even if the proposed Sunwing acquisition is abandoned.

Q. What happens if the Extension Amendment isn’t approved?

A. If the Extension Amendment is not approved and the proposed acquisition of Sunwing is not consummated by August 30, 2006, China Mineral will be liquidated. In any liquidation, the funds held in the trust account established at the time of the IPO, plus any interest, net of applicable taxes earned thereon, together with any remaining out-of-trust net assets, will be distributed pro rata to holders of Public Shares.

Q. If the Extension Amendment is approved, what happens next?

A. China Mineral is continuing its efforts to complete the proxy and registration materials relating to the proposed acquisition, which will involve:

•	completing the SEC review process;

•	establishing a meeting date and record date for considering the proposed acquisition, and distributing proxy materials to stockholders; and

•	holding a special meeting to consider the proposed acquisition.

This timetable is independent of the Extension Amendment and China Mineral expects to submit the proposed acquisition to stockholders promptly after SEC review is completed. If stockholders approve the proposed acquisition, China Mineral expects to commence the offer for Sunwing promptly thereafter.

China Mineral’s management and advisors are using all of their resources devoted to the Company to the proposed Sunwing acquisition. China Mineral management will not pursue any other business combination, even if the proposed Sunwing acquisition is abandoned, or attempt any extension of the business combination deadline beyond March 31, 2007, if the acquisition cannot be completed by that date.

We anticipate that the costs required to consummate the acquisition would greatly exceed our available cash, and that we will not be able to do so without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). We expect these expenses would ultimately be borne by the combined company if the proposed Sunwing acquisition is completed. If it is not, they would be subject to the indemnification obligations to the Company of the current and former members of the Company’s Board of Director’s. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. See “Summary — Enforceability of Civil Liabilities Against Non-U.S. Persons,” below. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

We are not asking you to pass on the proposed acquisition at this time. If you vote in favor of the Extension Amendment, you will retain the right to vote on the proposed Sunwing acquisition, which we expect to submit to stockholders for approval in the near future.

Q. Would I still be able to exercise my conversion rights, if I disagree with the Sunwing acquisition?

A. Unless you vote against Extension Amendment and exercise your conversion rights, you will be able to vote on the Sunwing acquisition, when it is submitted to stockholders. If you disagree with the acquisition, you will be entitled to exercise your conversion right if you:

•	vote against the acquisition;

•	continue to hold your shares through the consummation of the acquisition; and then

•	tender your stock certificate(s).

As explained in “Summary — The Extension Amendment,” below, however, the Extension Amendment may result in the Company’s incurring substantial additional transaction expenses, and may also result in claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account and which could result in depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?

A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. What will happen if I abstain from voting or fail to vote?

A. Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 20% “against” vote that would result in the amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the Sunwing acquisition is approved, and you voted against it).

Q. How do I change my vote?

A. Deliver a later-dated, signed proxy card to China Mineral’s secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to China Mineral’s counsel at Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Mitchell S. Nussbaum, Esq.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?

A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?

A. If you have questions, you may write or call China Mineral Acquisition Corporation, 210 East 85th Street, Suite 16, New York, New York, 10028, (646) 240-8377, Attention: Mr. Simon Mu, President and Chief Executive Officer.

SUMMARY

This section summarizes information related to the proposal to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”

Your Company

China Mineral is a “blank check” Delaware corporation formed to identify and acquire an operating business having operations based in the People’s Republic of China. On August 30, 2004, China Mineral consummated an IPO of common stock from which approximately US$20,400,000 of net proceeds was placed in the IPO trust account. If the proposed Sunwing acquisition is consummated, the funds remaining in the IPO trust account after payments to Public Shareholders who vote against the Extension Amendment and the exercise of conversion rights by holders of less than 20% of the Public Shares will be used to finance the operations of the combined company’s business. Net proceeds from the IPO not deposited in the IPO trust account (approximately $874,000) have been used to pay expenses incurred in China Mineral’s pursuit of a business combination.

Up to and including March 31, 2006, China Mineral has incurred $114,945 of travel expenses, $77,105 of capital based taxes, $135,427 for legal and accounting fees and $426,167 of consulting and other professional fees, other formation and operating costs of $45,260, interest expense of $619 and income taxes of $164,462 offset by interest income on the trust fund investments of $709,215.

As of March 31, 2006, we had $151,396 of cash outside of the IPO trust account to pay expenses incurred to consummate the acquisition. We anticipate that the costs required to consummate the acquisition would greatly exceed our available cash, and that we will not be able to do so without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). We expect these expenses would ultimately be borne by the combined company if the proposed Sunwing acquisition is completed. If it is not, they would be subject to the Company’s current and former directors’ indemnification obligations to the Company. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. See “Enforceability of Civil Liabilities Against Non-U.S. Persons,” below.

If the Extension Amendment is not Approved

If China Mineral does not consummate a business combination by the time stipulated in its charter, it is required by its charter to take all actions necessary to liquidate and dissolve within 60 days. Due to the time required to locate a suitable target company, the Board of Directors believe that the proposed acquisition of Sunwing is the only business combination that China Mineral could complete by that date.

We are not asking you to pass on the proposed acquisition at this time. You have the specific right to vote on the proposed Sunwing acquisition, and we expect to present it for your vote in the near future.

The mailing address of China Mineral’s principal executive office is 210 East 85th Street, Suite 16, New York, New York 10028, and its telephone number is (646) 240-8377.

The Proposed Acquisition and Redomestication

As previously announced, on February 23, 2006, Ivanhoe, Sunwing and China Mineral entered a Memorandum of Understanding providing for China Mineral’s acquisition of Sunwing in an all-stock transaction in which Ivanhoe, through its wholly-owned subsidiary, Sunwing Holding Corporation, will become the owner of approximately 80% of China Mineral’s outstanding common stock post-closing on a primary share basis, or approximately 59% on a fully-diluted basis assuming exercise of China Mineral’s outstanding warrants and options (including the underwriter’s option for 300,000 shares and 600,000 warrants granted in connection with China Mineral’s IPO, but not including the 1,200,000 Contingent Shares and 2,000,000 Performance Warrants to be granted Ivanhoe in the Sunwing acquisition) and that no China Mineral stockholders exercise conversation rights. The parties entered a definitive agreement for the transaction on May 12th. Upon completion of the transaction, China Mineral would be re-domesticated in the British Virgin Islands and renamed China Ivanhoe Energy, Inc. Based on the current trading prices of China Mineral stock, it is estimated that upon completion of the transaction, China Mineral would have a market capitalization of approximately US$125 million.

China Mineral Public Shareholders holding up to 20% of the Public Shares may vote against the proposals and elect to convert their Public Shares into a portion of the IPO trust account. (If holders of 20% or more of the Public Shares so elect, China Mineral’s Board of Directors will abandon the Sunwing acquisition, notwithstanding approval of a majority of its stockholders, and liquidate the Company.) If the maximum permissible number of Public Shares elect conversion at the Sunwing acquisition vote without its being abandoned, a total of approximately US$4,255,000 of the IPO trust account, including deferred interest, would be disbursed, leaving approximately US$17,030,000 plus accrued interest available for use by the Company post-closing, including to pay expenses incurred in completing the Sunwing acquisition. In addition, since a number of shares may be converted pursuant to Public Shareholder conversion rights, Ivanhoe may acquire a greater number of China Ivanhoe Energy shares and own a greater percentage of the issued and outstanding shares of the surviving company.

Extending the period in which China Mineral may complete a business combination to avoid liquidation may result in the Company’s incurring substantial additional transaction expenses. The Company will pay such transaction expenses at consummation of the Sunwing acquisition. If the Sunwing acquisition is not completed, however, China Mineral’s current and former directors will be responsible for them under obligations they undertook, in connection with the Company’s IPO, to indemnify China Mineral to the extent necessary to ensure that certain liabilities do not reduce funds in the IPO trust account. Since they are not collateralized or guaranteed, however, China Mineral cannot assure you that the current and former directors would be able to satisfy their obligations if material liabilities are sought to be satisfied from the IPO trust account. If they do not perform those obligations, it is possible that China Mineral creditors (vendors or service providers) could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of IPO trust account funds.

Conditions; Termination.  In addition to the other conditions to the acquisition contained in the definitive agreement, approval of the Sunwing acquisition by holders of a majority of China Mineral’s outstanding common stock is a condition to China Mineral’s ability to complete it. The holders of China Mineral common stock issued prior to its IPO have agreed to vote in accordance with the majority vote of holders of Public Shares voting in person or by proxy at the meeting. Additionally, if holders owning 20% or more of the Public Shares vote against the Sunwing acquisition and exercise their right to convert their Public Shares into cash, the Sunwing acquisition cannot be approved. There is no assurance that China Mineral’s stockholders will approve the Sunwing acquisition. China Mineral will abandon the proposed acquisition if, at the China Mineral stockholder meeting, the holders of a majority of China Mineral common stock fail to approve the Sunwing acquisition, or if holders of 20% or more of the Public Shares vote against the Sunwing acquisition and request conversion of their shares into pro rata portions of the IPO trust account.

In addition, China Mineral and Sunwing can jointly agree to terminate their agreement at any time prior to consummation of the Sunwing acquisition, and either company may terminate if the Sunwing acquisition is not consummated by August 30, 2006. If the Extension Amendment is approved, China Mineral, Ivanhoe and Sunwing have agreed to extend the August 30, 2006 date to March 31, 2007 if necessary to consummate the Sunwing acquisition.

The Redomestication.  An integral part of the Acquisition is the proposal to “redomesticate” China Mineral in the British Virgin Islands under the name “China Ivanhoe Energy Ltd.” The Acquisition is conditioned on the redomestication.

Management.  Upon completion of the transaction, China Mineral, redomesticated and renamed “China Ivanhoe Energy Ltd.,” will be led by senior management of Ivanhoe and Sunwing, including Mr. Robert Friedland, Ivanhoe’s Deputy Chairman and an international financier and resource developer who has pioneered business links in Asia over the past two decades, and Messrs. Patrick Chua and Gerald Moench, who together have over a half century’s experience in the Asian oil and gas business. China Mineral intends to retain these persons to continue to lead the combined company and serve as management of the surviving public company. China Mineral’s current directors will not continue on its Board after the Sunwing acquisition.

Procedure.  Under China Mineral’s charter, the holders of a majority of the Company’s outstanding shares must approve the proposed acquisition. China Mineral expects to call a special meeting of stockholders to approve the acquisition as soon as possible after completing the SEC review process of its registration statement and proxy materials relating to the Sunwing acquisition. Upon receipt of approval by the holders of a majority of the outstanding shares (unless holders of 20% or more of the Public Shares vote against the acquisition or request conversion of their shares into pro rata portions of the IPO trust account pursuant to China Mineral’s charter), China Mineral will proceed with the closing of the Sunwing acquisition in accordance with the terms of the definitive documents signed on May 12, 2006.

Under the terms of the proposed Extension Amendment, China Mineral Public Shareholders holding up to 20% of the Public Shares may vote against the proposals and elect to convert their Public Shares into a portion of the IPO trust account. (If holders of 20% or more of the Public Shares so elect, China Mineral’s Board of Directors will abandon the Extension Amendment, notwithstanding approval of a majority of its stockholders, and liquidate the Company if it fails to close the Sunwing acquisition by August 30, 2006.) If the maximum permissible number of Public Shares elect conversion at the Extension Amendment vote without its being abandoned, a total of approximately $4,255,000 of the IPO trust account would be disbursed, leaving approximately $17,030,000. If the Extension Amendment is approved and the proposed Sunwing acquisition is presented to China Mineral stockholders for approval, Public Shareholders who did not convert their Shares on the Extension Amendment vote will have the same right to vote against the proposed acquisition and convert their Shares. If the maximum permissible number of Public Shares elect conversion at the acquisition proposal without its being abandoned, approximately another $4,255,000 of the IPO trust account would be disbursed, leaving approximately $12,775,000 available for the Sunwing acquisition. Because of the two separate opportunities for Public Shareholders to exercise conversion, it is possible that the total amounts distributed on conversion to Public Shareholders could exceed the amount that would be distributed to dissenters from the proposed acquisition had it been approved before August 30, 2006 (without a previous vote on the Extension Amendment), resulting in less cash available to China Mineral to utilize in the financing of the operations of the combined company’s business. China Mineral believes that whatever that excess might be, it would be immaterial to the combined company after consummation of the Sunwing acquisition.

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” below, the Extension Amendment may result in the Company’s incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. The Company believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the IPO trust account, any resulting conversions by Public Shareholders (or a liquidation, if dissenting votes exceed 20%) would have no adverse effect on them, because they would receive the same amounts they would if China Mineral were liquidated on August 30, 2006, and, if the proposed acquisition is later disapproved, its stockholders at that time would receive the same liquidation proceeds as if China Mineral were liquidated as of August 30, 2006 (excluding additional interest earned between that date and the disapproval or March 31, 2007). China Mineral stockholders who remain such at consummation of the Sunwing acquisition would, however, be owners of a company whose cash resources had been reduced from those anticipated, at the time the definitive agreements for the Sunwing acquisition were signed. If material liabilities are sought to be satisfied from the IPO trust account, however, its cash resources could possibly be reduced or subject to reduction beyond the reduction resulting from stockholder conversions, which could result in the reduction of a stockholder’s current pro rata portion of the IPO trust account upon liquidation. China Mineral believes that whatever that reduction might be, however, it would be immaterial to the combined company. Moreover, attendant litigation could result in a delay in the availability of IPO trust account funds for use by the Company in completing the Sunwing acquisition.

In connection with the Company’s IPO, the current and former members of our Board of Directors agreed to indemnify China Mineral to the extent necessary to ensure that certain liabilities do not reduce funds in the IPO trust account. They have reaffirmed those obligations in light of the proposed Extension Amendment, and the obligations remain in effect and extend to transaction expenses to be incurred in connection with China Mineral’s seeking to complete the Sunwing acquisition as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, however, China Mineral cannot assure you that the current and former members of our Board of Directors would be able to satisfy their obligations if material liabilities are sought to be satisfied from the IPO trust account. See also “Enforceability of Civil Liabilities Against Non-U.S. Persons,” below.

In summary, the current timeline, subject to approval of the Extension Amendment, will involve:

•	completing the SEC review process of the Form S-4 Registration Statement, which includes the proxy statement for a special meeting of the Public Shareholders to vote on the combination transaction;

•	establishing a meeting date and record date for considering the proposed acquisition, and distributing proxy materials to stockholders; and

•	holding a special meeting to consider the proposed acquisition.

The Extension Amendment.  China Mineral is proposing to amend its charter to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•	extend the date before which China Mineral must complete a business combination, to avoid being required to liquidate, from August 30, 2006 to March 31, 2007; and

•	allow holders of up to 20% of the Public Shares who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

At the time the Extension Amendment becomes effective, we also expect to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every China Mineral stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate the Sunwing acquisition within such time period. We are in discussions with the IPO trust account trustee to effectuate such an amendment and the amendment to permit conversion payments to Public Shareholders who vote against the Extension Amendment and elect conversion. These discussions have not been concluded at the date of this proxy statement. If they are not concluded by August 25, 2006, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Southern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates the proposed amendments to the IPO trust agreement. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the Sunwing acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by the Company’s current and former directors, could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

Extending the period during which China Mineral could consummate a business acquisition was not contemplated by its IPO prospectus. However if the SEC review process for its registration statement and proxy materials is not completed in time to hold a special meeting of stockholders and, assuming it receives the required affirmative votes, close the Sunwing acquisition by August 30, 2006, the Company will be required to abandon the transaction and will be liquidated regardless of the efforts associated with the Sunwing acquisition. China Mineral is now awaiting comments from the SEC on the Form S-4 Registration Statement and cannot now determine with any certainty when it will complete this process. Adoption of the Extension Amendment would give China Mineral the opportunity to complete the acquisition.

In all events, Public Shareholders will remain entitled to share in the liquidation of the IPO trust account if the proposed acquisition is not completed.

China Mineral’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend the August 30th deadline. The Company’s IPO prospectus did not suggest in any way that this charter provision, or the charter’s other business combination procedures, were subject to change. We believe that these charter provisions were included to protect China Mineral stockholders from having to sustain their investments for an unreasonably long period, if China Mineral failed to find a suitable acquisition in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given China Mineral’s expenditure of time, effort and money on the proposed Sunwing acquisition, circumstances warrant providing those who believe they might find Sunwing to be an attractive investment an opportunity to do so, inasmuch as China Mineral is also affording stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, we believe that the Extension Amendment is consistent with the spirit in which China Mineral offered its securities to the public.

China Mineral has received an opinion from special Delaware counsel, Potter Anderson & Corroon LLP, concerning the validity of the Extension Amendment. China Mineral did not request Potter Anderson & Corroon LLP to opine on whether the clause currently contained in its charter prohibiting amendment of Article SIXTH prior to consummation of a business combination was valid when adopted, and in light of its current financial condition, the Company has not sought advice of counsel on that question from any other source. Potter Anderson concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth therein, that “the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Potter Anderson & Corroon LLP’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Possible Claims Against and Impairment of the IPO Trust Account.  You should be aware that because extending the period during which China Mineral could consummate a business acquisition was not contemplated by its IPO prospectus, you may have securities law claims against the Company for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the Sunwing acquisition may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle stockholders asserting them to more than the pro rata shares of the IPO trust account to which they are entitled on conversion or liquidation. Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in China Mineral’s IPO, might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that holders of Public Shares who do not elect conversion at the Extension Amendment vote but elect conversion at the acquisition vote would not receive the entire amount of their pro rata portion of the IPO trust account to which they would otherwise be entitled, or might be unable to satisfy a rescission or damages award. China Mineral cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

Aside from possible securities law claims against the Company, you should also be aware that if the Extension Amendment is approved, the Company may incur substantial expenses in seeking to complete the Sunwing acquisition, in addition to expenses incurred in proposing the Extension Amendment. The Company currently has practically no available funds outside the IPO trust account, and will therefore be required to borrow funds or make arrangements with vendors and service providers in reliance on the existing indemnification obligations of the Company’s current and former directors, or the expectation that such expenses will be paid by the combined company. If for any reason the Sunwing acquisition is not consummated and the Company’s current and former directors do not perform their indemnification obligations, China Mineral’s creditors may also seek to satisfy their claims from funds in the IPO trust account. This could result in further depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. Because of its current financial condition and its belief, based on general advice from its legal and financial advisors, that the circumstances of the proposed Extension Amendment may be unique, it has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, however, holders of Public Shares who successfully claim rescission could be awarded approximately up to US$6.00 per Share, based on the initial offering price of the Units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them and plus interest from the date of China Mineral’s IPO, in exchange for surrender of their Shares. In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Sunwing acquisition may be completed, and such claims would not be extinguished by consummation of that transaction.

If China Mineral were to become subject to such claims as a result of the Extension Amendment, the IPO trust account could be depleted by those claims (in addition, as discussed above, to other claims for goods purchased, services rendered or other matters in connection with its efforts to complete the Sunwing acquisition) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that holders of Public Shares who do not elect conversion on the Extension Amendment vote but elect conversion on the proposed Sunwing acquisition vote would not receive the entire amount of the pro rata portion of the IPO trust account to which they would otherwise be entitled on such conversion or upon liquidation of the Company if the proposed acquisition is not approved and completed.

Depletion of the IPO trust account as a result of claims being made against it as described above could have the consequence of holders of Public Shares not receiving the entire amount of the pro rata portion of the IPO trust account to which they would be entitled if no such claims had been made. This could happen if liabilities to which the Company becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the IPO trust account and the combined resources of the Company’s current and former directors are insufficient or unavailable to indemnify the Company for the full amount thereof on liquidation of the Company. If the acquisition is approved and consummated, such depletion of the IPO trust account could have such consequence if liabilities are satisfied from funds in the IPO trust account and the combined company’s current and former directors’ resources together are insufficient or unavailable to indemnify the Company for the full amount of such liabilities.

If China Mineral’s IPO trust account is not depleted by liabilities for securities law claims or other expenses, all Public Shareholders would receive, upon conversion or liquidation, US$5.10 per Share plus interest earned on the IPO trust account to the distribution record date. This per-Share amount may be less than the possible per-Share amount of a successful rescission claim, which could be approximately US$6.00, minus any amount received from sale of the originally-attached warrants. (A rescission award may also bear interest at a higher rate than that earned on IPO trust account funds.) Public Shareholders would also, however, incur costs in prosecuting such claims, which would reduce the per-Share amount they realize. The Company has not sought expert opinion about the possible magnitude of such costs.

China Mineral has structured the Extension Amendment to preserve precisely the investment proposition set forth in its IPO prospectus to stockholders who desire it, and substantial costs would be incurred in prosecuting rescission claims. It is impossible, however, to predict how courts may rule in novel cases.

In view of the foregoing, China Mineral’s Board of Directors believes that it is in the best interests of China Mineral’s stockholders to propose the Extension Amendment.

The Special Meeting

Date, Time and Place.  The special meeting of China Mineral’s stockholders will be held at 10:00 a.m., Eastern time, on          , 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-0037.

Voting Power; Record Date.  You will be entitled to vote or direct votes to be cast at the special meeting, if you owned China Mineral common stock at the close of business on          , 2006, the record date for the special meeting. You will have one vote per proposal for each China Mineral share you owned at that time. China Mineral warrants do not carry voting rights.

Votes Required.  In accordance with Public Shareholders’ conversion rights under China Mineral’s charter, if holders of 800,000 or more Public Shares (20% of the total) vote against the proposed Sunwing acquisition and elect to convert their Public Shares into a portion of China Mineral’s IPO trust account, China Mineral will not complete the acquisition and the Company will be liquidated, with the amount remaining in the IPO trust account returned to all holders of Public Shares. Consistent with that provision, if holders of 800,000 or more Public Shares vote against the Extension Amendment or exercise their conversion rights, China Mineral’s Board of Directors will abandon the amendment, notwithstanding approval by a majority of its stockholders, and China Mineral will be required under its charter to liquidate if it fails to close the Sunwing acquisition prior to August 30, 2006. If fewer than 800,000 Public Shares are voted against the Extension Amendment and elect conversion, China Mineral will afford Public Shareholders so voting the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. Your approval of the third component of the Extension Amendment will constitute your consent to use of IPO trust account proceeds to pay such amounts to Public Shareholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the IPO trust account, which the Company is currently negotiating with the IPO trust account trustee. At the time the Extension Amendment becomes effective, we also expect to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every China Mineral stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate the Sunwing acquisition within such time period. The right of remaining holders of Public Shares to have them converted into IPO trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, China Mineral’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

Subject to the foregoing, approval of the Extension Amendment will require the affirmative vote of holders of a majority of China Mineral’s outstanding common stock, including holders of a majority of the Public Shares outstanding on the record date and voting in person or by proxy at the meeting, voting for all components of the Extension Amendment. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote. Under Delaware law and the Company’s by-laws, no other business may be transacted at the special meeting.

At the close of business on          , 2006, there were 5,000,000 shares of China Mineral common stock outstanding (including the 1,000,000 Private Shares held by stockholders prior to China Mineral’s IPO), of which 4,000,000 are Public Shares, and each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your Public Shares into IPO trust account proceeds, only if you voted against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the Sunwing acquisition).

If you vote FOR the Extension Amendment or to abstain or do not vote on it, you will retain your right to convert your Public Shares into a pro rata portion of the IPO trust account, if the business combination is approved, and you elect conversion. You will be entitled to exercise your conversion right with respect to the acquisition, only if you

•	vote against the acquisition, as and when formally proposed to stockholders;

•	continue to hold your shares through the consummation of the acquisition; and then

•	tender your stock certificate(s).

As explained in “The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” above, however, the Extension Amendment may result in claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account and which could result in depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation. Upon exercising your conversion rights with respect to your Public Shares, you will no longer own them. Do not send your stock certificates with your proxy at this time.

Whether or not the Extension Amendment is approved, if the acquisition is not completed by the date specified in China Mineral’s charter, all Public Shareholders will be entitled to share in the liquidation of the IPO trust account.

Proxies; Board Solicitation.  Your proxy is being solicited by the China Mineral Board of Directors on the proposals to approve the Extension Amendment and the discretionary authority proposal being presented to stockholders at the special meeting. Proxies may be solicited in person or by mail, telephone or other electronic means. If you grant a proxy, you may still vote your shares in person, if you revoke your proxy before or at the special meeting.

Significant Stockholdings.  The holdings of China Mineral’s directors and significant stockholders are detailed in “Beneficial Ownership of Securities.”

China Mineral’s Recommendation; Interests of China Mineral’s Management and Others

After careful consideration of all relevant factors, China Mineral’s Board, has unanimously determined that the Extension Amendment and the proposal to permit adjournment or postponement of the meeting are fair to, and in the best interests of, China Mineral and its stockholders. The Board has unanimously approved and declared advisable the proposals, and recommends that you vote or direct that your vote to be cast “FOR” such adoption. The Board did not obtain a fairness opinion.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit China Mineral’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally schedule time of the special meeting to approve any of the foregoing proposals.

When you consider the Board’s recommendation, you should keep in mind that China Mineral’s Board of Directors, and certain advisors with whom China Mineral’s Board of Directors consulted regarding the Extension Amendment have interests in the proposed Sunwing acquisition that are different from, or in addition to, yours. These interests include the following:

•	If the proposed acquisition is not completed, and China Mineral is therefore required to liquidate, the pre-IPO stockholders’ China Mineral shares will in all probability be worthless, because they will not be entitled to receive any of the net proceeds of China Mineral’s IPO distributed upon liquidation of the IPO trust account. In addition, the possibility that the current and former members of the Board of Directors will be required to perform their obligations under the indemnity agreements referred to in “The Proposed Acquisition — Procedure,” above, will be substantially increased. Proposing the Extension Amendment, however, also creates the possibility that the Company may incur substantial transaction expenses in completing the proposed Sunwing acquisition, in addition to those already incurred, for which the current and former members of the Board of Directors might be called upon to perform their indemnity obligations. In other words, if the Extension Amendment is approved, the current and former members of the Board of Directors will incur additional potential liability before they know whether their indemnity obligations will be called upon or not.

•	Warrants to purchase China Mineral common stock held by current and former members of China Mineral’s board would continue to be potentially exercisable upon consummation of the proposed acquisition beyond August 30, 2006.

•	All rights specified in China Mineral’s certificate of incorporation relating to indemnification by China Mineral of its directors and executive officers and rights of China Mineral’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will not be affected by the Extension Amendment and will continue after the acquisition. If the Extension Amendment is not approved and China Mineral liquidates, its ability to perform its obligations under those provisions will be substantially impaired, however, since it will cease as a result of being required to be liquidated and dissolved within 60 days of the current August 30, 2006 deadline. If the Extension Amendment is approved and the proposed Sunwing acquisition ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced, and the possibility that the current and former members of the Board of Directors will be required to perform their obligations under the indemnity agreements referred to above will be substantially lessened. As noted above, however, their potential indemnity liability will increase before they know whether their indemnity obligations will be called upon or not.

•	As described in “The Proposed Extension Amendment — Board Consideration and Approval,” the Company’s financial, legal and other advisors have rendered services for which they may not be paid if the Extension Amendment is not approved, and certain of them may have the opportunity to provide additional services to China Mineral in the future.

Enforceability of Civil Liabilities Against Non-U.S. Persons

Our directors Simon Mu, Bing Zhao and Xiao Ma and former director Cui Guisheng are citizens and residents of the People’s Republic of China, and all or a substantial portion of their assets may be located outside the United States. Sunwing is incorporated under the laws of Bermuda, and its operating subsidiaries are incorporated under the laws of the British Virgin Islands and operate only in the PRC. Substantially all the assets of the combined company (China Mineral and Sunwing) and its subsidiaries will be located in the PRC. Although China and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters (which applies to Bermuda and the British Virgin Islands by virtue of their relationship with the United Kingdom, which is a signatory), service under this treaty is cumbersome and time-consuming, and may result in inadequate notice so that any judgment based on that service may be reopened, relitigated and overturned. It is therefore unlikely that service of process on Messrs. Mu, Zhao, Ma and Guisheng or the combined company or their assets will be obtainable within the United States, and that it may be difficult to enforce outside the United States a judgment obtained in the United States in an action against one or more of them.

These difficulties stem from the lack of official judicial arrangements between the United States and China, which means that judgments of United States courts will not be enforced in the PRC without review and relitigation of the merits of their claims.

There is doubt as to the enforceability in the PRC of actions to enforce judgments of United States or Bermuda or British Virgin Islands courts arising out of or based on ownership of China Mineral securities, including judgments arising out of or based on civil liability provisions of United States federal or state securities laws. There is also doubt whether PRC courts would enforce, in original actions, judgments against Messrs. Mu, Zhao, Ma and Guisheng or Sunwing predicated solely on United States securities laws. Original actions may be brought in the PRC against these parties only if the actions are not required to be arbitrated by PRC law and only if the facts alleged in the complaint give rise to a cause of action under PRC law, in which event, a PRC court may award monetary damages.

THE SPECIAL MEETING

China Mineral is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place.  We will hold the special meeting at 10:00 a.m., Eastern time, on          , 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-0037, to vote on the proposals to approve the Extension Amendment and the proposal to adjourn or postpone the meeting to solicit additional proxies.

Purpose.  At the special meeting, holders of China Mineral common stock will be asked to approve the Extension Amendment and the proposal to adjourn or postpone the meeting to solicit additional proxies. Your approval of the third component of the Extension Amendment will constitute your consent to use of China Mineral IPO trust account proceeds to pay, at the time the Amendment becomes effective, and in exchange for surrender of their Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the IPO trust account, which the Company is currently negotiating with the IPO trust account trustee. At the time the Extension Amendment becomes effective, we also expect to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every China Mineral stockholder specifically agrees in writing to such change. The purpose of such an amendment is to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate its previously announced proposed acquisition of Sunwing within such time period.

We are in discussions with the IPO trust account trustee to effectuate this amendment and the amendment to permit conversion payments to Public Shareholders who vote against the Extension Amendment and elect conversion. These discussions have not been concluded at the date of this proxy statement. If they are not concluded by August 25, 2006, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Southern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates these amendments. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the Sunwing acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by the current and former members of the Board of Directors, could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, China Mineral’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

China Mineral’s Board of Directors has determined that the Extension Amendment is fair to and in the best interests of China Mineral and its stockholders, approved and declared it advisable, and recommends that China Mineral stockholders vote “FOR” each proposal of the Extension Amendment.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit China Mineral’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally schedule time of the special meeting to approve any of the foregoing proposals.

Because of the business combination provisions of China Mineral’s charter, if the proposed business combination with Sunwing is not completed by August 30, 2006, China Mineral will dissolve and return the IPO trust account to holders of its Public Shares, unless its stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment and the proposal to adjourn or postpone the meeting to solicit additional proxies. Under Delaware law and China Mineral’s by-laws, no other business may be transacted at the special meeting.

We are not asking you to pass on the proposed acquisition at this time. You have the specific right to vote on the proposed Sunwing acquisition, and we expect to present it for your vote in the near future.

Record Date; Who is Entitled to Vote.  The “record date” for the special meeting is          , 2006. Record holders of China Mineral common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,000,000 outstanding shares of China Mineral common stock, of which 4,000,000 are Public Shares and 1,000,000 are Private Shares held by our initial stockholders. Each common share is entitled to one vote per proposal at the special meeting. China Mineral’s warrants do not have voting rights.

Pursuant to letter agreements with China Mineral, holders of Private Shares will vote in accordance with the majority of the votes cast in person or by proxy at the special meeting by Public Shares: If holders of a majority of the Public Shares vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal.

During the ten-day period before the special meeting, China Mineral will keep a list of stockholders entitled to vote at the special meeting available for inspection during normal business hours at its offices in New York, New York, for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

Quorum; Vote Required.  As described elsewhere in this proxy statement, approval of the Extension Amendment will require the affirmative vote of holders of a majority of China Mineral’s outstanding common stock, including holders of a majority of the Public Shares outstanding on the record date and voting in person or by proxy at the meeting, voting for all components of the Extension Amendment. China Mineral’s Board of Directors will abandon the Extension Amendment, however, if holders of more than 800,000 (i.e., 20%) of the Public Shares vote against it. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 20% “against” vote that would result in the amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the Sunwing acquisition is approved, and you voted against it).

Voting Your Shares.  Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the special meeting:

•	By signing and returning the enclosed proxy card. If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the China Mineral Board “for” approval of each component of the Extension Amendment and the proposal to adjourn or postpone the meeting to solicit additional proxies.

•	By telephone or on the Internet. You can vote this way by following the telephone or Internet voting instructions that are included with your proxy card. If you do, you should not return the proxy card.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Adjournment or Postponement.  If Proposal Number Four is approved at the special meeting, China Mineral may adjourn or postpone the special meeting if necessary to solicit further proxies. Such adjournment or postponement may be with respect to (1) Proposals Number One, Two and Three, (2) Proposal Number One only, (3) Proposal Number Two only, or (4) Proposal Number Three only, in each case, to solicit additional proxies for the applicable proposal. In addition, China Mineral may adjourn or postpone the special meeting as set forth in China Mineral’s certificate of incorporation or by-laws or as otherwise permitted by law.

Questions About Voting.  If you have any questions about how to vote or direct a vote in respect of your China Mineral common stock, you may call Mr. Simon Mu, our President and CEO, at (646) 240-8377. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote.  If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•	Notifying Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Mitchell S. Nussbaum, Esq., in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Broker Non-Votes.  If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. (NASD) rules prohibit your broker from voting your shares on the Extension Amendment or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment, except that they will not count toward a 20% disapproval vote that would result in the Extension Amendment’s abandonment. Abstentions or broker non-votes will not be counted as votes for or against the proposal to adjourn or postpone the special meeting as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

Solicitation Costs.  China Mineral is soliciting proxies on behalf of the China Mineral Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. China Mineral and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. In addition, representatives of Ivanhoe and Sunwing may assist China Mineral in the solicitation of proxies. These persons will not be paid for doing this.

China Mineral has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. China Mineral will pay all fees and expenses related to the retention of any proxy solicitation firm.

China Mineral will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. China Mineral will reimburse them for their reasonable expenses.

Stock Ownership.  Information concerning the holdings of certain China Mineral stockholders is set forth above in the Summary and below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT

China Mineral is proposing to amend its charter to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•	extend the date before which China Mineral must complete a business combination, to avoid being required to liquidate, from August 30, 2006 to March 31, 2007; and

•	allow holders of up to 20% of the Public Shares who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, China Mineral’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

Your approval of the third component of the Extension Amendment will constitute your consent to use of China Mineral IPO trust account proceeds to pay, at the time the amendment becomes effective, and in exchange for surrender of their Public Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment. This use requires amendment of the trust agreement governing the IPO trust account, which the Company is currently negotiating with the IPO trust account trustee. At the time the Extension Amendment becomes effective, we also expect to amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every China Mineral stockholder specifically agrees in writing to such change. The purpose of such an amendment is to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate its previously announced proposed acquisition of Sunwing within such time period.

We are in discussions with the IPO trust account trustee to effectuate this amendment and the amendment to permit conversion payments to Public Shareholders who vote against the Extension Amendment and elect conversion. These discussions have not been concluded at the date of this proxy statement. If they are not concluded by August 25, 2006, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Southern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates these amendments. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the Sunwing acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by the current and former members of the Board of Directors, could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

A copy of the proposed amendment is annexed to this proxy statement as Annex A.

Reasons for the Proposal

Extending the period during which China Mineral could consummate a business acquisition was not contemplated by its IPO prospectus. As discussed in “Summary — The Extension Amendment,” above, adopting the Extension Amendment may result in the Company’s incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. In proposing the Extension Amendment, China Mineral is addressing the possibility that the SEC review of its registration statement and proxy materials for the proposed Sunwing acquisition will not be completed in time to enable it to hold a special meeting of stockholders and, assuming it receives the required affirmative votes, close the Sunwing acquisition by August 30, 2006. If it is not, the Company will be required to abandon the transaction and will be liquidated regardless of the efforts associated with the Sunwing acquisition. If the Extension Amendment is not approved, it is possible that China Mineral would be unable to complete the Sunwing acquisition by the deadline and will be required to liquidate and distribute the IPO trust account proceeds to holders of Public Shares. As discussed in “Board Consideration and Approval,” below, in considering the Extension Amendment China Mineral’s Board of Directors came to the conclusion that the potential benefits of the proposed Sunwing acquisition to China Mineral and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

China Mineral expects to seek stockholder approval of the Sunwing acquisition as soon as possible after completion of the SEC review process of the Form S-4 Registration Statement filed with the SEC in connection with the Sunwing acquisition.

China Mineral’s management and advisors are using all of their resources devoted to the Company to the proposed Sunwing acquisition. China Mineral’s management will not pursue any other business combination, even if the proposed Sunwing acquisition is abandoned, or attempt any extension of the business combination deadline beyond March 31, 2007, if the acquisition cannot be completed by that date. We cannot assure you, however, that if management of China Mineral were to change (as to which current management has no knowledge, intention or plans, and will not solicit or encourage), new management would not attempt to extend the Extension Amendment’s proposed March 31, 2007 deadline to an even later date. In addition, the purpose of amending the IPO trust agreement at the time the Extension Amendment becomes effective to prohibit any further changes in the distribution of IPO trust account funds is to effectively preclude any additional extension of the period in which China Mineral is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event China Mineral does not consummate the Sunwing acquisition within such time period. In practical terms, we believe that this means it will not happen.

Conversion Rights; Forced Liquidation.

If the Extension Amendment is approved (and not abandoned), and fewer than 800,000 (i.e., 20% ) of the Public Shares are voted against the Extension Amendment, China Mineral will afford Public Shareholders so voting the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. You will be entitled to convert your Public Shares into IPO trust account proceeds, only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the Sunwing acquisition). Abstaining or not voting on the Extension Amendment will not give you a right to convert your shares.

If you vote FOR the Extension Amendment or abstain, or you do not vote, you will retain your right to convert your Public Shares into a pro rata portion of the IPO trust account, if the business combination is approved, and you elect conversion. You will be entitled to exercise your conversion right with respect to the acquisition, only if you:

•	vote against the acquisition, as and when formally proposed to stockholders;

•	continue to hold your shares through the consummation of the acquisition; and then

•	tender your stock certificate(s).

If, however, holders of more than 800,000 (i.e., 20%) of the Public Shares elect to convert their Shares, China Mineral is required by its charter to abandon the acquisition and liquidate, distributing the IPO trust account proceeds to holders of Public Shares. As explained in “Summary — The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” above, the Extension Amendment may result in claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account and which could result in depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

Required Vote

The affirmative vote by holders of a majority of China Mineral’s outstanding Common Stock is required to approve the Extension Amendment. Holders of Private Shares have agreed to cast all their votes with respect to each proposal in the same way as holders of a majority of the Public Shares voting in person or by proxy at the meeting vote on it. If holders of a majority of the Public Shares voting in person or by proxy at the meeting vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal. China Mineral’s Board of Directors will, however, abandon the Extension Amendment, if holders of more than 20% of the Public Shares vote against it and elect to exercise their conversion rights. In that case, China Mineral will be required by its charter to liquidate and distribute the IPO trust account proceeds to the holders of Public Shares if the Sunwing acquisition is not consummated on or before August 30, 2006.

Board Consideration and Approval

After careful consideration of all relevant factors, China Mineral’s Board of Directors, has determined that the Extension Amendment is fair to, and in the best interests of, China Mineral and its stockholders. The Board has approved and declared advisable adoption of the proposal to approve it, and recommends that you vote or direct that your vote to be cast “FOR” such adoption. The Board did not obtain a fairness opinion.

Interest of China Mineral’s Management and Others in the Acquisition.  When you consider the recommendation of China Mineral’s Board of Directors that you vote in favor of the Extension Amendment, you should keep in mind that they, and certain advisors with whom they consulted regarding the Extension Amendment have interests in the proposed Sunwing acquisition that are different from, or in addition to, yours. These interests include the following:

•	If the Sunwing acquisition is not approved and China Mineral is therefore required to liquidate, the pre-IPO shares held by its directors will in all probability be worthless because they will not be entitled to receive any of the net proceeds of China Mineral’s IPO distributed upon liquidation of the IPO trust account. In addition, the possibility that they will be required to perform their obligations under their indemnity agreements will be substantially increased. The Company is, however, incurring substantial transaction expenses in completing the proposed Sunwing acquisition, in addition to those already incurred, for which the current and former directors might be called upon to perform their indemnity obligations. In other words, in pursuing the Sunwing acquisition, they are incurring additional potential liability before knowing whether their indemnity obligations will be called upon or not.

•	Warrants to purchase China Mineral common stock held by current and former members of China Mineral’s board would continue to be potentially exercisable upon consummation of the proposed acquisition beyond August 30, 2006.

•	All rights of China Mineral’s directors and executive officers to be indemnified by the Company, and of China Mineral’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the Sunwing acquisition. If the Sunwing acquisition is not approved and China Mineral liquidates, however, its ability to perform its obligations under those provisions will be substantially impaired since it will cease to exist as a result of being required to be liquidated and dissolved within 60 days of, at the latest, August 30, 2006. If the Sunwing acquisition is ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced, and the possibility that the current and former directors will be required to perform their obligations under the indemnity agreements referred to above will be substantially lessened. As noted above, however, their potential indemnity liability will increase before they know whether their indemnity obligations will be called upon or not.

•	The Company’s financial, legal and other advisors have rendered services for which they may not be paid if the Sunwing acquisition is not approved, and certain of them may have the opportunity to provide additional services to China Mineral in the future. In connection with the Sunwing negotiations, China Mineral’s counsel, Loeb & Loeb LLP, has provided approximately US$107,000 of services for which it has not been paid as of May 11, 2006. In connection with the Extension Amendment, Potter Anderson & Corroon LLP has provided approximately US$25,000 of services as of June 23, 2006. Broadband Capital has agreed to waive its right to any fee in connection with the Sunwing acquisition to which it would otherwise be entitled pursuant to its financial advisory agreement with China Mineral.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

China Mineral’s Board of Directors has concluded that the acquisition is in the best interests of China Mineral’s stockholders, since they believe stockholders will benefit from its ownership of Sunwing. Although the Board believes that the charter provisions we are proposing to amend were included to protect China Mineral stockholders from having to sustain their investments for an unreasonably long period, if the Company failed to find a suitable acquisition in the timeframe contemplated by the charter, the Board believes that circumstances warrant permitting those who believe they might find Sunwing to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of China Mineral or its Public Shareholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed in “Summary — The Extension Amendment,” above, the Board believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the IPO trust account, any resulting conversions by China Mineral Public Shareholders (or a liquidation, if dissenting votes exceed 20%) would have no adverse effect on them or it, because they would receive the same amounts they would if China Mineral were liquidated on August 30, 2006, and, if the proposed acquisition is later disapproved, its stockholders at that time would receive the same liquidation proceeds as if China Mineral were liquidated as of August 30, 2006 (excluding additional interest earned between that date and the disapproval or March 31, 2007). Because of the two separate opportunities for Public Shareholders to exercise conversion, it is possible that the total amounts distributed on conversion to Public Shareholders dissenting from the Extension Amendment and the proposed acquisition could exceed the amount that would be distributed to dissenters from the proposed acquisition had it been approved before August 30, 2006 (without a previous vote on the Extension Amendment), but, whatever that excess might be, it would be immaterial to China Mineral after consummation of the Sunwing acquisition in light of Sunwing’s cash position.

The Board of Directors consulted with China Mineral’s counsel, Loeb & Loeb, LLP, and through Loeb & Loeb LLP with special Delaware counsel, Potter Anderson & Corroon LLP concerning the validity of the Extension Amendment. Potter Anderson concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth therein, that “the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of the Potter Anderson’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety. The Board of Directors unanimously approved the Extension Amendment and declared it advisable by written consent. Accordingly, if the Extension Amendment is approved by the holders of China Mineral’s outstanding stock in accordance with Section 242(b) of the DGCL, China Mineral believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

China Mineral did not request Potter Anderson & Corroon LLP to opine on whether the clause currently contained in its charter prohibiting amendment of Article SIXTH prior to consummation of a business combination was valid when adopted. In light of its current financial condition, the Company has not sought advice of counsel on that question from any other source.

The Board of Directors consulted also China Mineral’s investment bankers and investors Broadband Capital Management LLC concerning the proposals being submitted to stockholders. Based on the considerations set forth in the immediately preceding paragraphs, it determined that a fairness opinion would be of less value to China Mineral and its stockholders than the cost of obtaining it, and did not approach any third party about providing one.

The Board of Directors also took into consideration the fact that a substantial amount of China Mineral stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing charter deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In considering whether to propose the Extension Amendment, the Board of Directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their personal pecuniary interest in successfully completing a business combination and the interests of Public Shareholders. The Board of Directors determined that their personal pecuniary interest, in the form of the contingent and hypothetical value of their China Mineral shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to China Mineral’s stockholders to the best of their ability, as well as substantially less than the potential benefits to Public Shareholders wishing to have an opportunity to consider the proposed Sunwing acquisition, which they, as China Mineral stockholders as well, share. In making that determination, the Board of Directors took into consideration the fact that in proposing the Extension Amendment, they may incur indemnification obligations to the Company under their existing commitment substantially in excess of those currently accrued. At the same time, they recognized that completing the proposed Sunwing acquisition would result in a combined company more capable than China Mineral alone to pay existing obligations of the Company of approximately $600,000 at March 31, 2006 and acquisition closing expenses incurred after approval of the Extension Amendment, all of which obligations they might be called upon to pay under their existing commitment.

After careful consideration of all relevant factors, China Mineral’s Board of Directors determined that the Extension Amendment is fair to and in the best interests of China Mineral and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment.

POSSIBLE ADJOURNMENT OR POSTPONEMENT
OF THE CHINA MINERAL SPECIAL MEETING

China Mineral is proposing to permit its Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the China Mineral special meeting to approve the Extension Amendment. The China Mineral Board of Directors recommends a vote “FOR” this proposal to grant discretionary authority to the China Mineral Board of Directors or Chairman to adjourn or postpone the special meeting to solicit additional proxies.

THE SUNWING ACQUISITION

General

On February 23, 2006, Ivanhoe, Sunwing and China Mineral entered a Memorandum of Understanding providing for China Mineral’s acquisition of Sunwing in an all-stock transaction in which Ivanhoe, through its wholly-owned subsidiary, Sunwing Holding Corporation, will become the owner of approximately 80% of China Mineral’s outstanding common stock post-closing on a primary share basis, or approximately 59% on a fully-diluted basis assuming exercise of China Mineral’s outstanding warrants and options (including the underwriter’s option for 300,000 shares and 600,000 warrants granted in connection with China Mineral’s IPO, but not including the 1,200,000 Contingent Shares and 2,000,000 Performance Warrants to be granted Ivanhoe in the Sunwing acquisition) and that no China Mineral stockholders exercise conversion rights. The parties entered a definitive agreement for the transaction on May 12th.

Sunwing is the Chinese oil and gas exploration and production subsidiary of Ivanhoe Energy Inc., a NASDAQ and Toronto Stock Exchange-listed independent international energy company engaged in oil and gas exploration and production, enhanced oil recovery and natural gas projects. One of the first foreign producers of light, sweet crude oil on the Chinese mainland, Sunwing has operated in China for over ten years. Its current projects include a royalty interest in the Daqing oil field, a 100% working interest in the Kongnan enhanced oil recovery (EOR) project at Dagang, in Hebei Province, and a large natural gas exploration project on a 900,000-acre Zitong block in Sichuan Province. The Kongnan project is operated by Sunwing under a 30-year production-sharing contract signed in 1997 with China National Petroleum Corporation, and gross production in Dagang reflects its recent US$28.3 million acquisition of Richfirst Holdings Limited’s 40% working interest in the field. Sunwing also recently signed a farmout agreement with Mitsubishi Gas, which acquired a 10% working interest in the Zitong block for US$4 million and is currently pending approval of government authorities in China.

Ivanhoe’s core operations are in the United States and China, with business development opportunities worldwide. It has executive offices in Vancouver and operations headquarters in Bakersfield, California. At March 31, 2006, Ivanhoe’s market capitalization was approximately US$625 million.

China Mineral believes that a business combination with Sunwing will provide China Mineral stockholders with an opportunity to invest in a company with significant growth potential.

China Mineral’s proposed acquisition of Sunwing is intended to be a qualifying “business combination” under China Mineral’s amended and restated certificate of incorporation, or charter. Unless the Extension Amendment is approved, if the proposed Sunwing acquisition is not approved by China Mineral stockholders and completed by

August 30, 2006, China Mineral will be liquidated and its net assets returned to stockholders. It will not be completed if holders of 20% or more of China Mineral’s outstanding common stock vote against the Sunwing acquisition and demand conversion of their shares into funds in the IPO trust account.

We anticipate that the costs required to consummate the Sunwing acquisition would greatly exceed our available cash, and that we will not be able to do so without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). These expenses would ultimately be borne by the combined company if the Sunwing acquisition is completed. If the Sunwing acquisition is not completed, however, they would be subject to the indemnification obligations of the Company’s pre-IPO stockholders to the Company. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. See “Summary — Enforceability of Civil Liabilities Against Non-U.S. Persons.”

Background

China Mineral was formed on March 30, 2004 to identify and acquire an operating business in the PRC. It completed an IPO on August 30, 2004, in which it raised net proceeds of approximately US$21,274,000. Of these net proceeds, US$20,400,000 were placed in the IPO trust account immediately following the IPO and, in accordance with China Mineral’s charter, will be released either upon the consummation of a business combination or upon China Mineral’s liquidation. Under its charter as currently in effect, China Mineral must liquidate unless it has consummated a business combination by August 30, 2006.

Shortly after China Mineral’s IPO, it actively started to identify and locate potential target businesses for a business combination. A selection screen was established by the management team. Its basic criteria were that the business combination candidate must be involved in natural resources, be in production and generating income, have local management and have reliable financial statements. During the 18-months following the Company’s IPO, China Mineral’s management and consultants reviewed, visited and/or conducted negotiations with over 37 mineral and/or natural resources-related companies, located throughout 11 Chinese provinces, including four iron companies, three copper companies, four coal mines, three gold companies, two water companies, and zinc, cobalt, lead, molybdenum, nickel and other mineral companies.

During the first week of January 2006, Michael Rapp, Chairman of Broadband Capital, financial advisor to China Mineral, contacted Robert Friedland, Deputy Chairman of Ivanhoe, to inform him that China Mineral was looking for an eligible company with which to effect a qualified business transaction in the People’s Republic of China. After a series of meetings and an exchange of preliminary due diligence materials, on February 22, 2006 the parties entered into a Memorandum of Understanding with respect to a proposed business combination between China Mineral and Sunwing.

Thereafter, the companies continued consulting with their respective advisors regarding the proposed transaction. Each company and its advisors conducted due diligence investigations using publicly available and other materials to further analyze a possible business combination. These consultations continued throughout the remaining transaction discussions.

After negotiation of the final terms of the acquisition agreement, representatives of China Mineral and representatives of Sunwing and Ivanhoe executed it on May 12, 2006. On the same day, China Mineral filed a Form S-4 Registration Statement, including preliminary proxy materials for a special meeting of stockholders to vote on the combination transaction. These materials are currently being reviewed by the U.S. Securities and Exchange Commission.

A description of China Mineral’s negotiations and agreements with Sunwing and Ivanhoe is contained in its Registration Statement on Form S-4 filed with the SEC in connection with the proposed Sunwing acquisition.

INFORMATION ABOUT CHINA MINERAL

China Mineral was formed on March 30, 2004, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business having primary operations in the People’s Republic of China and believed to have significant growth potential. To date, China Mineral’s efforts have been limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

The IPO and Trust Account.  On August 30, 2004, China Mineral consummated its IPO of 4,000,000 units with each unit consisting of one share of China Mineral common stock and two warrants, each to purchase one share of China Mineral common stock at an exercise price of US$5.00 per share. The IPO generated gross proceeds of US$24,000,000. After payment of underwriting discounts and expenses, total net proceeds were approximately US$21,274,000, of which US$20,400,000 was placed in the IPO trust account and invested in government securities. The remaining proceeds have been used by China Mineral in its pursuit of a business combination. The IPO trust account is not to be released until the earlier of the consummation of a business combination or liquidation of China Mineral, although, as noted elsewhere in this proxy statement, claims might be made against the Company as a result of extending the period in which it may complete a business combination in order to avoid liquidation (or in other circumstances not now anticipated by the Company). The IPO trust account contained approximately US$21,286,408 as of March 31, 2006. If the Sunwing acquisition is consummated, the IPO trust account, reduced by amounts paid to stockholders of China Mineral who do not approve the Sunwing acquisition and elect to convert their shares of common stock into their pro-rata shares of funds in it, will be released to China Mineral.

Fair Market Value of Target Business.  Pursuant to China Mineral’s amended and restated certificate of incorporation, the initial target business that China Mineral acquires must have a fair market value equal to at least 80% of China Mineral’s net assets at the time of such acquisition, determined by China Mineral’s Board of Directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. China Mineral is not required to obtain, and it has not obtained, an opinion from an investment banking firm as to fair market value if its Board independently determines that the target business has sufficient fair market value.

Stockholder Approval of Business Combination.  China Mineral will proceed with the Sunwing acquisition only if a majority of the outstanding shares of China Mineral common stock are voted in favor of it. In addition, holders of stock acquired prior to the IPO (“Private Shares”) have agreed to vote their common stock on the question in accordance with the vote of the majority in interest of stockholders who acquired their shares in the IPO (“Public Shares”) and vote on the Sunwing acquisition proposal. If holders of a majority of the Public Shares vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal. If the holders of 20% or more of the Public Shares vote against the Sunwing acquisition and demand that China Mineral convert their shares into their pro rata portions of the funds in the IPO trust account, China Mineral will not consummate the Sunwing acquisition. In this case, China Mineral would be liquidated in accordance with its charter.

Conversion Rights.  Each holder of Public Shares who votes against the Sunwing acquisition has the right to have his or her Public Shares converted to cash, if the Sunwing acquisition is approved and completed.

The actual per-share conversion price will be equal to the amount in the IPO trust account, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the Sunwing acquisition, divided by the number of shares issued in China Mineral’s IPO. The initial per-share conversion price would be US$5.10 plus accrued interest as of the record date. An eligible stockholder may request conversion at the time the vote is taken with respect to the Sunwing acquisition, but the request will not be granted unless the stockholder votes against the Sunwing acquisition and the Sunwing acquisition is approved and completed. Any request for conversion, if made by proxy prior to the date of the special meeting, may be withdrawn at any time up to the date of the meeting. Funds to be distributed to stockholders who elect conversion will be distributed promptly after consummation of the Sunwing acquisition. Any Public Shareholder who converts stock into a portion of the IPO trust account still has the right to exercise any owned warrants. China Mineral will not complete the Sunwing acquisition if holders of 20% or more of the Public Shares vote against the Sunwing acquisition and exercise their conversion rights.

Liquidation if no Business Combination.  If China Mineral does not acquire at least majority control of Sunwing pursuant to the Sunwing acquisition by the time stipulated in its charter, China Mineral will be dissolved and will distribute to holders of Public Shares, in proportion to their respective equity interests, sums in the IPO trust account, inclusive of any interest, plus any remaining net assets. China Mineral’s pre-IPO stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the IPO trust account with respect to China Mineral’s warrants.

Facilities.  China Mineral maintains executive offices at 210 East 85th Street, Suite 16, New York, New York pursuant to an agreement with Awaken Advisors Inc. We pay Awaken Advisors a monthly fee of $1,000 which is for general and administrative services including office space, utilities and secretarial support and consulting services, including investor relations, preparation of secondary offering materials and acquisition assistance. China Mineral considers its current office space adequate for current operations.

Employees

Dr. Simon Mu, China Mineral’s President and Chief Executive Officer, and Dr. Bing Zhao, our Chief Financial Officer and Secretary, are China Mineral’s only executive officers. They are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to China Mineral’s affairs. China Mineral has no full-time employees.

Periodic Reporting and Audited Financial Statements

China Mineral has registered its securities under the Securities and Exchange Act of 1934, as amended, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, China Mineral’s annual reports contain financial statements audited and reported on by China Mineral’s independent accountants.

Legal Proceedings

China Mineral is not currently a party to any pending material legal proceedings.

BENEFICIAL OWNERSHIP OF SECURITIES

As of          , 2006, current and former members of China Mineral’s Board of Directors, all of whom became stockholders prior to its IPO, beneficially owned and were entitled to vote 1,000,000 shares, or 20%, of its outstanding common stock, with an aggregate market value of US$      based on its price of US$      per share as of          , 2006. (Cui Guisheng, a former China Mineral director who was a part of the initial ownership group, resigned as a director of China Mineral on May 12, 2006.) The following table sets forth information regarding the beneficial ownership of our common stock as of June 20, 2006, by each person known by us to be the owner of more than 5% of our outstanding shares of common stock; each of our officers and directors; and all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class

North Pole Capital Master Fund(1)	465,500	8.8%
372 Bay Street, 21st Floor
Toronto, Ontario M5H 2W9 Canada
Roger Feldman(2)	399,103	8.0%
Harvey Hanerfeld(2)
1919 Pennsylvania Avenue, NW
Suite 725
Washington, D.C. 20006
Barry Rubenstein(3)	398,200	8.0%
68 Wheatley Road
Brookville, NY 11545
DKR Capital Partners L.P.(4)	310,000	6.1%
1281 East Main Street Stamford, CT 0902
Amaranth LLC et al.(5)	280,000	5.6%
One American Lane
Greenwich, Connecticut 06831
Sapling, LLC(6)	275,000	5.5%
535 Fifth Avenue
31st Floor
New York, NY 10017
Daniel Kunz(7)(8)(11)	250,000	5.0%
1509 Tyrell Lane, Suite B
Boise, ID 83706
Dr. Simon Mu(8)(9)(11)	250,000	5.0%
Two Pacific Place, Suite 2021
88 Queensway, Hong Kong
Dr. Bing Zhao(8)(10)(11)	250,000	5.0%
Two Pacific Place, Suite 2021
88 Queensway, Hong Kong
Xiao Ma(8)(11)	125,000	2.5%
Room B-2008
Room B-2008 Zhongshen Garden, Caitian Rd.,
Futian District, Shenzhen, PRC
All directors and executive officers as a group (4 individuals)	875,000	17.5%

*	Less than 1%

(1)	Polar Securities Inc. serves as the investment manager to North Pole Capital Master Fund with respect to which it has voting and dispositive authority over some of such shares. Paul Sabourin is the Chief Executive

Officer and Chief Investment Officer of Polar Securities Inc. and, as such, may be deemed to have direct beneficial ownership of such shares. John Paul Cahill serves as a trader for Polar Securities, Inc. and has discretionary authority over the investments of North Pole Capital Master Fund, in which capacity he may be deemed to have indirect beneficial ownership of such shares. Kamran Siddiqui serves as a portfolio manager for Polar Securities Inc. and has discretionary authority over the investments of North Pole Capital Master Fund, in which capacity he may be deemed to have indirect beneficial ownership of such shares. The foregoing information was derived from a Schedule 13G filed with the SEC on October 20, 2005.

(2)	As sole stockholders, directors and executive officers of West Creek Capital, Inc., a Delaware corporation that is the general partner of West Creek Capital, L.P., a Delaware limited partnership that is the investment adviser to West Creek Partners Fund L.P., a Delaware limited partnership (the “Fund”), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 242,000 shares of common stock owned by the Fund. As voting members of Cumberland Investment Partners, L.L.C., a Delaware limited liability company (“Cumberland”), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 157,103 shares of common stock owned by Cumberland. All of the foregoing information was derived from a Schedule 13G filed jointly by Roger Feldman and Harvey Hanerfeld with the SEC on October 22, 2004.

(3)	Includes (i) 220,000 shares of common stock held by Woodland Partners, of which Mr. Rubenstein is the general partner and with respect to which Mr. Rubenstein has shared voting and dispositive power with his wife, Marilyn Rubenstein, and (ii) 178,200 shares of common stock owned by the Barry Rubenstein Rollover IRA account, over which Mr. Rubenstein has sole voting and dispositive power. Does not include an aggregate of 340,000 shares of common stock issuable upon exercise of warrants held by the Barry Rubenstein Rollover IRA account, which are not currently exercisable and which will not become exercisable within the next 60 days. The foregoing information was derived from a Schedule 13G filed with the SEC on February 3, 2005.

(4)	Includes 210,000 shares of common stock and 100,000 warrants. DKR Capital Partners L.P. a registered investment advisor, is the investment manager of DKR SoundShore Strategic Holding Fund Ltd. DKR Capital Partners L.P. is also the managing general partner of DKR Oasis Management Company L.P., which is the investment manager of DKR SoundShore Oasis Holding Fund Ltd. As such, each of DKR Capital Partners L.P. and DKR Oasis Management Company L.P. has the right to vote, or to direct the vote of, such securities. The foregoing information was derived from a Schedule 13G filed with the SEC on February 15, 2006.

(5)	Amaranth Advisors L.L.C., a Delaware limited liability company, is the trading advisor for Amaranth LLC, a Cayman Islands entity, and has been granted investment discretion over portfolio investments held by it. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C. The foregoing information was derived from a Schedule 13G filed with the SEC on April 17, 2006.

(6)	Sapling, LLC has shared voting and dispositive power for the shares listed in the table above. All of the foregoing information was derived from a Schedule 13G filed by Sapling, LLC with the SEC on January 28, 2005.

(7)	Daniel Kunz is our chairman of the board.

(8)	Each of these individuals is a member of our board of directors.

(9)	Dr. Simon Mu is our chief executive officer and president.

(10)	Dr. Bing Zhao is our chief financial officer and secretary.

(11)	Does not include: 330,738 shares of common stock issuable upon exercise of warrants held by Daniel Kunz, 338,430 shares of common stock issuable upon exercise of warrants held by Simon Mu, 330,700 shares of common stock issuable upon exercise of warrants held by Bing Zhao and 15,3815 shares of common stock issuable upon exercise of warrants held by Xiao Ma.

All of the shares of our outstanding common stock owned by our directors, our initial stockholders, have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of: August 24, 2007; our liquidation; or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

Our initial stockholders beneficially own 20.0% of the issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Dr. Simon Mu, Dr. Bing Zhao and Mr. Daniel Kunz may be deemed to be our “parents” and “promoters,” as these terms are defined under the Federal securities laws.

STOCKHOLDER PROPOSALS

If the Extension Amendment is approved and/or the acquisition consummated, the China Mineral 2006 annual meeting of stockholders will be held on or about September 20, 2006 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for that annual meeting, you need to provide it to us by no later than July 23, 2006. You should direct any proposals to our secretary at China Mineral’s principal office in New York City. If you want to present a matter of business to be considered at the meeting, under China Mineral’s by-laws you must give notice of the matter, in writing, to our corporate secretary, between June 23 and July 23, 2006.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, China Mineral and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of China Mineral’s annual report to stockholders and proxy statement. Upon written or oral request, China Mineral will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that China Mineral deliver single copies of such documents in the future. Stockholders may notify China Mineral of their requests by calling or writing us at our principal executive offices at 210 East 85th Street, Suite 16, New York, New York 10028.

WHERE YOU CAN FIND MORE INFORMATION

China Mineral files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by China Mineral with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

China Mineral files its reports, proxy statements and other information electronically with the SEC. You may access information on China Mineral at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

After completion of the Sunwing acquisition, if China Mineral’s securities are listed on the Nasdaq Capital Market, unless you notify it of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the SEC, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statements and related materials for annual and special meetings of stockholders. In addition, you will be able to request the combined company’s Annual Report on Form 10-KSB(or similar form).

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

All information contained or incorporated by reference in this proxy statement relating to China Mineral has been supplied by China Mineral, and all such information relating to Ivanhoe and/or Sunwing has been supplied by them. Information provided by any of us does not constitute any representation, estimate or projection of the other(s).

If you would like additional copies of this proxy statement, or if you have questions about the Extension Amendment, you should contact:

Dr. Simon Mu
China Mineral Acquisition Corporation
210 East 85th Street, Suite 16
New York, New York 10028
(646) 240-8377

This proxy statement incorporates important business and financial information about China Mineral that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Dr. Simon Mu
China Mineral Acquisition Corporation
210 East 85th Street, Suite 16
New York, New York 10028
(646) 240-8377

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is          , 2006.

ANNEX A

PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CHINA MINERAL ACQUISITION CORPORATION

PURSUANT TO SECTION 242 OF THE
DELAWARE GENERAL CORPORATION LAW

CHINA MINERAL ACQUISITION CORPORATION, a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is “China Mineral Acquisition Corporation.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 30, 2004, and an Amendment and Restatement thereof was filed in such office on May 27, 2004.

3. This Amendment was duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“GCL”).

4. Article SIXTH of the Certificate of Incorporation of the Corporation, as heretofore amended, restated and corrected, is hereby amended to read in its entirety as follows:

“SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination.” A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of a company (“Target Business”) which has its primary operations in the People’s Republic of China.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that the holders of a majority of the outstanding Voting Stock vote for the approval of the Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if 20% or more in interest of the holders of IPO Shares (defined below) exercise their conversion rights described in paragraph B below.

B. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, as of the record date for determination of stockholders entitled to vote on the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall

A-1

mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

C. In the event that the Corporation does not consummate a Business Combination by March 31, 2007 (such date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation within sixty days of the Termination Date. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph D was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund, inclusive of any interest thereon, as of the record date for determination of stockholders entitled to vote on such amendment, by (ii) the total number of IPO Shares.

E. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation, or in the event he or she demands conversion of his or her shares in accordance with paragraph B or D above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Simon Mu, its Chairman, as of the           day of          , 2006.

Simon Mu, Chairman

A-2

ANNEX B

OPINION OF POTTER ANDERSON & CORROON LLP

June 23, 2006

China Mineral Acquisition Corporation
210 East 85th Street, Suite 16
New York, New York 10028

Re:  Enforceability of Certificate of Incorporation Provision

Ladies and Gentlemen:

We have acted as special Delaware counsel to China Mineral Acquisition Corporation, a Delaware corporation (the “Company”), in connection with a proposed amendment to its Certificate of Incorporation. In that connection, you have requested our opinion as to the enforceability under Delaware law of a provision in Article SIXTH of the Company’s Certificate of Incorporation, which purports to prohibit amendments to Sections (A) through (E) of Article SIXTH prior to the consummation by the Company of a “Business Combination” (as defined in Article SIXTH).

In our capacity as special Delaware counsel, and in connection with our opinion hereinafter set forth, we have been furnished and have examined copies of only the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

1. The Company’s Certificate of Incorporation, as filed with the Office of the Secretary of State of the State of Delaware (“Secretary of State”) on March 30, 2004, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on May 27, 2004, which instruments we assume constitute the certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”);

2. The Bylaws of the Company, as adopted on May 14, 2004, which we assume constitute the Bylaws of the Company as currently in effect;

3. The proposed form of amendment to Article SIXTH of the Certificate of Incorporation, in the form attached hereto as Exhibit A (the “Amendment”);

4. The Form S-1/A of the Company, as filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2004;

5. The Form 424B3 of the Company (the “Prospectus”), as filed with the SEC on August 25, 2004;

6. The Form 10-KSB of the Company, as filed with the SEC on April 17, 2006;

7. The Form S-4/A of the Company as filed with the SEC on May 15, 2006;

8. The Form 10-QSB of the Company, as filed with the SEC on May 16, 2006;

9. The Form 8-K of the Company, as filed with the SEC on May 17, 2006;

10. A certificate of good standing for the Company obtained from the Secretary of State, dated as of June 23, 2006; and

With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies or forms, the genuineness of all signatures, and the legal capacity of natural persons; and (ii) except as provided by the Amendment, that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered, amended, modified, or repealed in any respect material to our opinion as expressed herein. For purposes of rendering the opinion set forth herein, we have conducted no independent factual investigation but rather have relied upon the documents listed above, the statements, information, and other matters set forth therein, and the additional matters expressly related or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects. For purposes of rendering our opinion as expressed herein, we have not reviewed any documents (including any documents referenced or incorporated by reference in the documents listed above) other than the documents listed above, and we assume that there exists no provision of any such other document that is inconsistent with or would otherwise alter our opinion as expressed herein.

China Mineral Acquisition Corporation
June 23, 2006

BACKGROUND

You have asked us for our opinion whether Article SIXTH of the Certificate of Incorporation may be amended in the form set forth in the Amendment, notwithstanding a statement in Article SIXTH that Sections (A) through (E) thereof may not be amended prior to the consummation of a “Business Combination” (as defined in Article SIXTH). You also have asked us for our opinion regarding the vote of the Company’s directors and stockholders that would be required to amend Article SIXTH if we conclude that it may be amended notwithstanding the provision referenced above.

The first paragraph of Article SIXTH provides as follows:

SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended prior to the consummation of any Business Combination. A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of a company (“Target Business”) which has its primary operations in the People’s Republic of China.

(Emphasis added). Thus, Article SIXTH purports to divest the Company (and consequently its directors and stockholders) of the power to amend Sections (A) through (E) of Article SIXTH unless and until a Business Combination has been consummated.1

Section (A) of Article SIXTH requires that any Business Combination be submitted to the stockholders for approval, regardless of whether stockholder approval of that type of Business Combination otherwise would be required by the General Corporation Law of the State of Delaware (the “GCL”). Section (B) of Article SIXTH provides that any holder of shares of Common Stock issued in the Company’s initial public offering (“IPO”) who voted against the Business Combination may elect to convert his or her IPO shares into cash in an amount equal to the holder’s pro rata share of the “Trust Fund.”2 The “Trust Fund” is an account that was established by the Company at the consummation of its IPO into which a certain amount of net proceeds of the IPO were deposited. Article SIXTH further provides that a Business Combination will not be consummated if the holders of 20% or more of the IPO shares exercise their conversion rights in connection with such Business Combination.

Section (C) of Article SIXTH provides that the Company will be dissolved and liquidated within a specified period of time following the Company’s IPO if a Business Combination has not been consummated by that time:

C. In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the “Termination Date”), the Corporation shall dissolve, and officers of the Corporation shall take all such action necessary to effect such dissolution and liquidate the Corporation within sixty days of the Termination Date. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions, and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

1 Notwithstanding this provision, the board of directors of the Company approved an Amended and Restated Certificate of Incorporation prior to the time the Company received payment for any of its capital stock. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State on May 27, 2004 and amended Section (E) of Article SIXTH and moved that provision into a new Article SEVENTH.
2 Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the GCL.

China Mineral Acquisition Corporation
June 23, 2006

We understand that the Company has entered into a Stock Purchase Agreement, dated May 12, 2006, by and between the Company, Ivanhoe Energy, Inc., a corporation formed under the laws of Yukon, Canada (“Ivanhoe”), Sunwing Holding Corporation, a corporation formed under the laws of Barbados (“Holding Corp.”), and Sunwing Energy Ltd., a corporation formed under the laws of Bermuda and having its primary operations in the People’s Republic of China (“Sunwing”) (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company has agreed to acquire Sunwing in an all-stock transaction (the “Stock Purchase”). Immediately prior to the Stock Purchase, the Company will redomesticate to the British Virgin Islands as China Ivanhoe Energy Ltd. Ivanhoe, through its wholly-owned subsidiary, Holding Corp., will become the owner of approximately 80% of the Company’s outstanding common stock post-closing, assuming that none of the Company’s stockholders exercise their conversion rights in connection with a Business Combination pursuant to the terms of the Certificate of Incorporation. Consummation of the Stock Purchase is subject to satisfaction of certain conditions, including approval by the Company’s stockholders3 and that the holders of less than 20% of the Company’s IPO shares exercise their right to convert in connection with the Stock Purchase. We understand and assume that consummation of the Stock Purchase would be a Business Combination within the meaning of Article SIXTH of the Certificate of Incorporation.

For a variety of reasons, the Company is concerned that it might not be possible to consummate the Stock Purchase prior to the expiration of 24 months after consummation of the Company’s initial public offering, or August 30, 2006. Accordingly, the Company is considering an amendment to Article SIXTH of the Certificate of Incorporation, which, among other things, would remove the prohibition on amendments to Sections (A) through (E) of Article SIXTH and provide for the extension of the 24 month period set forth in Section (C) of Article SIXTH to March 31, 2007. The proposed form of Amendment is attached hereto as Exhibit A.

We understand that even if the Amendment is duly approved and becomes effective, any holder of IPO shares who has voted against the Amendment will have the opportunity to demand a cash conversion (i.e., a redemption) of his, her or its shares, such that the holder will receive for those shares his, her or its pro rata share of the “Trust Fund.” The proposed Amendment contains a provision requiring such treatment. In addition, if the Stock Purchase is consummated, whether on or before or after August 30, 2006, holders of IPO shares who have voted against the Stock Purchase will continue to have the right pursuant to Section (B) of Article SIXTH to elect to convert their IPO shares into cash equal to their pro rata share of the Trust Fund.

DISCUSSION

1.	May Article SIXTH be amended?

You have requested our opinion whether the proposed Amendment to Article SIXTH of the Certificate of Incorporation may be effectuated, notwithstanding the statement at the beginning of Article SIXTH that Sections (A) through (E) thereof may not be amended prior to the consummation of a Business Combination.

Section 242(a) of the GCL provides, in pertinent part:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment . . . . In particular,

3 We understand that the holders of the Company’s common stock issued prior to the IPO have agreed to vote in accordance with the majority vote of the holders of the Company’s IPO shares.

China Mineral Acquisition Corporation
June 23, 2006

and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

. . .

(2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

. . .

(6) To change the period of its duration.

8 Del. C.§ 242(a). In addition, Section 242(b) provides that “[e]very amendment authorized by subsection (a) of this section shall be made and effected” as provided in subsection (b). 8 Del. C. § 242(b) (emphasis added). Subsection (b)(1) of Section 242 applies to corporations having capital stock and provides that to approve an amendment, a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability,” and directing that the amendment be considered by stockholders either at the next annual meeting or at a special meeting called for such purpose. 8 Del. C. § 242(b)(1).4 Subsection (b)(1) further provides that ‘‘[i]f a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment,” a certificate of amendment “shall” be executed and filed and “shall” become effective. Id.5

By its terms, Section 242 contemplates that Delaware corporations have broad power and authority to amend their certificates of incorporation in any of the respects permitted by the statute, including in the respects contemplated by the Amendment, subject to obtaining the requisite board and stockholder approvals. The statutory language itself suggests that the power to amend the certificate of incorporation is an important and fundamental right vested in the directors and stockholders, and nothing in Section 242 suggests that such right may be eliminated or fundamentally restricted by a provision in the certificate of incorporation. Indeed, the statute provides that upon receipt of the requisite board and stockholder approvals, absent express authority in the approving resolutions permitting the board to abandon a proposed charter amendment, a corporation “shall” execute and file a certificate of amendment and such certificate of amendment “shall” become effective.

4 Stockholder approval also may be obtained by written consent pursuant to Section 228 of the GCL. 8 Del. C. § 228.
5 We note that Section 303 of the GCL provides an alternative means of authorizing amendments to the certificate of incorporation in connection with Federal bankruptcy proceedings. Section 303 provides that a Delaware corporation may carry out an order for relief entered in a Federal bankruptcy proceeding and may take any corporate action required by such an order, including, specifically, amendments to its certificate of incorporation, without any further action by directors and stockholders. See 8 Del. C. § 303. A charter amendment pursuant to Section 303 specifically requires action pursuant to the Federal Bankruptcy Code and the statute provides that such action will have the same effect as unanimous director and stockholder approval. Id. To the extent Article SIXTH purports to divest the Company of the power to carry out an order or decree of a Federal bankruptcy court requiring amendment of the Certificate of Incorporation, as required by Section 303 of the GCL, unless and until a Business Combination has been consummated, it is our view that Article SIXTH is invalid and unenforceable for the same reasons expressed herein with respect to the provision’s purported elimination of director and stockholder rights and powers.

China Mineral Acquisition Corporation
June 23, 2006

We note that Section 102(b)(4) of the GCL expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL. Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter [.]

8 Del. C. § 102(b)(4). While Section 102(b)(4) expressly permits charter provisions requiring a greater vote of directors or stockholders than is otherwise required by Section 242 and other provisions of the GCL, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation that eliminates, for a period of time or otherwise, the right and power of directors and stockholders to authorize amendments to the certificate of incorporation as expressly permitted by Section 242.

We further note that Section 102(b)(1) of the GCL provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . .; if such provisions are not contrary to the laws of this State.

8 Del. C. § 102(b)(1). In our view, Section 102(b)(1) does not provide authority for a charter provision that eliminates the power of a corporation’s directors and stockholders to amend the certificate of incorporation or particular provisions thereof. First, Section 102(b)(1) does not authorize charter provisions that eliminate or prohibit the exercise of rights and powers, it merely provides for the limitation and regulation of such powers. See Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., 817 A.2d 160, 167-68 (Del. 2002) (noting the “dubious” validity of the trial court’s statement in dicta that a statute allowing a partnership agreement to restrict a partner’s fiduciary duties permitted a partnership agreement to eliminate a partner’s duties. The Court declined to rule on the issue, however, because it was not properly before the Court on appeal).

Second, we believe a Delaware court would find that a certificate of incorporation provision that purports to eliminate the right and power to amend the certificate of incorporation, or particular portions thereof, unless and until a condition precedent is satisfied is “contrary to the laws of [Delaware].” A charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952). For the reasons discussed above, we believe the fundamental importance of the amendatory power as a matter of Delaware public policy is implicit in the language of Section 242. Moreover, the Delaware case law discussed below further confirms the importance of the power to amend as a core right of directors and stockholders. A charter provision purporting to divest the directors and stockholders of that important right, we believe, would be viewed by a Delaware court as “contrary to the laws of [Delaware].”

Although we are not aware of any Delaware case law directly addressing the enforceability under Section 102(b)(4) or otherwise of a charter provision prohibiting amendment to portions of a certificate of incorporation unless and until a condition precedent is satisfied, we are aware of several decisions suggesting that a certificate of incorporation provision eliminating the right and power of directors and stockholders to amend the certificate of incorporation might be unenforceable. In Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del. Ch. 1938), the Court of Chancery upheld a certificate of incorporation provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock. Although the Court was not called upon to decide the validity of another provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, the Court suggested the possible invalidity of such a provision, observing with suspicion that such a provision would make a charter provision “practically irrepealable.” Id. at 114.

China Mineral Acquisition Corporation
June 23, 2006

In Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342 (Del. 1930), the certificate of incorporation provided that the common stock had “sole” power to vote, but the common stock had been invalidly issued. Even though there was no valid common stock with power to vote, including power to vote on an amendment to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the holders of preferred stock. Id. at 347. The Supreme Court held that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued, emphasizing that otherwise the corporation would be “unable to function.” Id. at 351. Although Triplex Shoe dealt primarily with the proposition that a corporation cannot function properly unless at least one class or series of outstanding stock has power to vote on the election of directors, we believe the Supreme Court’s general observations about stockholder voting rights, coupled with its assumption that the charter amendment had been validly approved by the holders of preferred stock, which under the terms of the certificate of incorporation had no voting rights, provide strong support for the proposition that at least one class or series of outstanding stock must have power at all times to approve or authorize fundamental corporate actions for which the GCL requires a stockholder vote, including the election of directors and amendments to the certificate of incorporation. For the same reasons articulated by the Supreme court in Triplex Shoe, we believe a Delaware court would conclude that a certificate of incorporation provision purporting to divest all stockholders of the power to approve amendments to the certificate of incorporation leaves the corporation unable to function in a core area of its governance and, therefore, is unenforceable.6

More recently, in Jones Apparel Group, Inc. v. Maxwell Shoe Co., 2004 Del. Ch. LEXIS 74 (Del. Ch. May 27, 2004), the Court of Chancery addressed whether a charter provision eliminating the power of a board of directors to fix record dates was permitted by Section 102(b)(1). The Court held that the provision at issue was valid, but was careful to note that other charter provisions purporting to eliminate director or stockholder rights and powers with respect to other matters might not be enforceable:

[T]o rule for [plaintiff] in this situation does not mean that every statutory grant of authority to directors or stockholders may be altered by charter. Rather, it is to say that the court must determine, based on careful, context-specific review in keeping with Sterling, whether a particular certificate provision contravenes Delaware public policy, i.e., our law, whether it be in the form of statutory or common law.

6 Our conclusion in this regard is bolstered by Section 151(b) of the GCL, which authorizes a corporation to include in its certificate of incorporation provisions for the redemption of any class or series of stock, but requires that immediately after any redemption “the corporation shall have outstanding 1 or more shares of 1 or more classes or series of stock, which share, or shares together, shall have full voting powers.” Section 151(b) is a further reflection of the important statutory policy requiring that at least one class or series of outstanding stock, or classes or series together, must have full voting powers with respect to fundamental corporate actions. We note that Section 151(a) provides that any of the voting powers of any class or series of stock “may be made dependent upon facts ascertainable outside the certificate of incorporation.” 8 Del. C.§ 151(a). In our view, Section 151(a) does not authorize certificate of incorporation provisions that purport to divest all stockholders of the power to vote on fundamental corporate actions, such as amendments to the certificate of incorporation. See 8 Del. C.§ 151(b); Triplex Shoe, 152 A. at 347, 351 (discussed above).

China Mineral Acquisition Corporation
June 23, 2006

Id. at *34-35. The Court referred to several statutory rights under the GCL that could not be modified or eliminated by a charter provision. See id. at *35-36 & nn. 29, 30.7 The Court also indicated, in dicta, but without ruling on the issue, that a provision of a certificate of incorporation depriving directors of power to approve and propose to stockholders amendments to the certificate of incorporation likely would be invalid. Defendants had argued that statutory rights of directors could be eliminated by the certificate of incorporation only if the statute establishing such rights contained the phrase “unless otherwise provided by the certificate of incorporation.” Defendants asserted that if the Court were to hold otherwise, then Delaware corporations presumably could adopt charter provisions divesting directors of any number of fundamental powers, including the power to approve and recommend to stockholders charter amendments and mergers. In rejecting that argument, the Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided by the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate of amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].

Jones Apparel, 2004 Del. Ch. LEXIS 74, at *44.

As suggested by the Court in Jones Apparel, the rights of directors and stockholders to amend the certificate of incorporation are rights of core and fundamental importance under the GCL. We believe that the fundamental nature of those rights is implicit in the statutory language itself, as discussed above. The case law further supports our conclusion that the right to amend is a fundamental right of central importance under the statutory scheme of the GCL. For example, in Lions Gate Entertainment Corp. v. Image Entertainment Inc., the Court of Chancery invalidated a provision in a certificate of incorporation that purported to permit the board or the stockholders to amend the certificate. C.A. No. 2011-N (Del. Ch. June 5, 2006). The Chancellor observed:

Under § 242 of the DGCL, after a corporation has received payment for its capital stock, an amendment to a certificate of incorporation requires both (i) a resolution adopted by the board of directors setting forth the proposed amendment and declaring its advisability and (ii) the approval of a majority of the outstanding stock entitled to vote on the amendment. Because the Charter Amendment Provision purports to give the Image board the power to amend the Charter unilaterally without a shareholder vote, it contravenes Delaware law and is invalid . . . .

Id., mem. op. at 17. Lions Gate supports our conclusion that the rights of directors and stockholders to approve amendments to the certificate of incorporation are “core” or “fundamental” rights that cannot be altered by a provision in the certificate of incorporation. Moreover, Delaware cases often have emphasized that all rights of stockholders set forth in a certificate of incorporation remain subject to amendment, even if the certificate of incorporation does not expressly reserve such a right. See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929) (holding that all the provisions of the General Corporation Law are incorporated into a corporation’s charter,

7 Specifically, the Court discussed Rohe v. Reliance Training Network, 2000 WL 1038190 (Del. Ch. Jun. 21, 2000) (in which the Court of Chancery invalidated a charter provision purporting to eliminate the right of stockholders to elect directors annually in violation of the statutory scheme providing for one year terms in the case of non-staggered boards) and Loew’s Theatres, Inc. v. Comm. Credit Co., 243 A.2d 78 (Del. Ch. 1968) (in which the Court invalidated a charter provision purporting to impose ownership limits on the right of stockholders to inspect books and records pursuant to 8 Del. C. § 220). In the Loew’s decision, the Court observed that “a charter provision that seeks to waive a statutory right or requirement is unenforceable.” Loew’s, 243 A.2d at 81. The Jones Apparel Court further observed that “[i]t would also be doubtful whether a certificate provision could set a minimum notice requirement for stockholder meetings that was greater than the minimum of the range mandated by Section 222(b)” of the GCL. Jones Apparel, 2004 Del. Ch. LEXIS 74, at *40-41.

China Mineral Acquisition Corporation
June 23, 2006

and therefore a corporation has the power to amend its charter, without expressly reserving that right in its charter); Peters v. U.S. Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921) (holding that a corporate charter impliedly incorporates every pertinent provision in the Delaware Constitution and statutes, and, accordingly, a corporation has the power to amend its certificate).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), a landmark decision on the permissibility of charter amendments, the Court of Chancery addressed an argument that an amendment to a certificate of incorporation was invalid because it sought to amend the certificate in a manner that was permitted by a recent amendment to the GCL but that was not permitted at the time the corporation was organized. In the course of rejecting that argument, the Court observed that by granting power to amend the certificate of incorporation, the legislature “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these [internal] questions so as to leave them fixed for all time.” Id. at 657. The Court further queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intercorporate and in a sense private powers . . .,” i.e., alteration of the terms of the certificate of incorporation? Id. Davis confirms the important public policy underlying the reservation of the right of directors and stockholders to amend the certificate of incorporation, as set forth in Section 242.

In view of the fundamental importance of the power and right of directors and stockholders to amend the certificate of incorporation, as reflected in the statutory language of Section 242 and expressed in the case law, it is our opinion that a charter provision purporting to eliminate the right and power of directors and stockholders to approve and implement amendments to the certificate of incorporation is not permitted by Section 102(b)(1) or any other provision of the GCL, even if such right and power is eliminated only as to particular provisions and only unless and until a condition precedent is satisfied. We believe that such a provision is contrary to the laws and public policy of Delaware and, therefore, invalid and unenforceable.8

2.	What votes of the directors and stockholders are required to amend Article SIXTH?

Given our conclusion that Article SIXTH may permissibly be amended, you also have requested our opinion as to the votes of the Company’s directors and stockholders that would be required to approve the proposed Amendment.

8 Our opinion is not changed by dicta in Boesky v. CX Partners, L.P., 1988 WL 42250 (Del. Ch. Apr. 28, 1988), suggesting that Delaware law might not require that a corporation have the power to amend its certificate of incorporation after dissolution. In Boesky, a limited partnership agreement vested certain powers in the liquidating partner upon dissolution, but no partner had the power to amend the limited partnership agreement following dissolution. Relying on Triplex Shoe Co., 152 A. 342 (Del. 1930), the liquidating partner argued that Delaware law required that someone be empowered to amend the limited partnership agreement. The Court rejected the argument, noting that “I do not read Triplex as recognizing the rule that the power to amend a corporate charter or an agreement of limited partnership must always be deemed to exist someplace, even when the entity is in liquidation.” 1988 WL 42250, at *9. Boesky did not discuss the statutory language or case law discussed above (other than the Triplex decision), its observations about corporate charter amendments were dicta, and the actual holding was limited to a finding that Delaware law does not require that a limited partnership agreement be amendable following dissolution of the limited partnership. Indeed, the Court’s dicta regarding corporate charter amendments was similarly limited to the dissolution context, with the Court emphasizing that “Triplex, unlike the present case, involved a continuing entity, not one whose affairs are being wound up.” Id. We express no view on whether the GCL permits a corporate certificate of incorporation to be amended after a corporation has dissolved and note that the law might require a corporation to revoke its voluntary dissolution pursuant to Section 311 of the GCL before effectuating an amendment to the certificate of incorporation. See 8 Del. C.§§ 278, 311.

China Mineral Acquisition Corporation
June 23, 2006

The statutory default votes for approving an amendment to a corporation’s certificate of incorporation are (i) approval (and declaration of advisability) by the board of directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, the unanimous written consent of all directors (8 Del. C. §§ 141(b), 141(f), 242(b)); and (ii) votes or written consents in favor of the amendment by the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class (8 Del. C. §§ 228, 242(b)).9

The default director and stockholder votes required by the GCL may be increased to require a greater vote of the board or stockholders by a provision in the certificate of incorporation or, in the case of the board vote, the bylaws. See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b). Delaware case law makes clear, however, that any charter or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous” and “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 926-27 (Del. 1990) (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947)); In re Explorer Pipeline Co., 781 A.2d 705, 714 (Del. Ch. 2001); Cinerama, Inc. v. Technicolor, Inc., 663 A.2d 1134, 1155 (Del. Ch. 1994), aff’d, 663 A.2d 1156 (Del. 1995); Rainbow Navigation, Inc. v. Yonge, 1989 Del. Ch. LEXIS 41, at *13-14 (Del. Ch. Apr. 24, 1989). Such provisions should be “strictly construed” and “should not be extended by liberal interpretation.” Cinerama, 663 A.2d at 1155. There is no provision in the Company’s Certificate of Incorporation or bylaws purporting to impose a different or greater vote of directors or stockholders for approval of an amendment to the Certificate of Incorporation.

We have considered whether a Delaware court, rather than declaring the prohibition on amendments in Article SIXTH of the Certificate of Incorporation invalid and unenforceable, might instead interpret that provision as requiring a supermajority or unanimous vote of the directors and/or the stockholders to approve any amendments to Sections (A) through (E) of Article SIXTH of the Certificate of Incorporation. We do not believe, however, that a Delaware court would interpret the provision in that manner. Nothing in the language of Article SIXTH suggests that the drafter’s intent was to impose supermajority or unanimous voting requirements; rather, the provision purports to be an outright prohibition on the power to amend, divesting both the board and stockholders of their statutory rights to amend the specified provisions of Article SIXTH unless and until a Business Combination has been consummated. For the reasons set forth above, we believe such a provision is invalid and unenforceable. We do not believe the provision contains a sufficient level of clarity to be re-interpreted as a supermajority or unanimity provision or that it is “positive, explicit, clear and readily understandable” as such a provision. See, e.g., Centaur Partners, 582 A.2d at 927; Standard Power & Light, 51 A.2d at 576; Explorer Pipeline, 781 A.2d at 714; Rainbow Navigation, 1989 Del. Ch. LEXIS 41, at *13-14. Nor do we believe that a Delaware court would engage in “liberal interpretation” to effectively reform the provision to say something not intended by the drafters. See Cinerama, 663 A.2d at 1155; see also Hob Tea Room v. Miller, 89 A.2d 851, 856-57 (Del. 1952) (reformation is appropriate only where an instrument fails to reflect actual intent); Lions Gate, mem. op. at 18-20 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that “all present and past shareholders intended the provisions to be included within the certificate . . .” (citing Waggoner v. Laster, 581 A.2d 1127, 1135 (Del. 1990)).10

9  The Certificate of Incorporation does not contain any provisions requiring a separate class vote to amend Article SIXTH, and in any event, the Company has not designated or issued any class or series of preferred stock and, therefore, has only common stock outstanding.
10 Even if a Delaware court were inclined to liberally interpret or reform Article SIXTH in the manner suggested, a charter provision requiring a unanimous vote of stockholders is of questionable validity under Delaware law. See 8 Del. C. § 102(b)(4) (which authorizes provisions requiring the vote of a “larger portion” of stock); New Webster’s Concise Dictionary of the English Language 566 (2003) (defining “portion” as “[a] part of a whole”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (suggesting possible invalidity of a unanimity provision because it would render provisions of charter “practically irrepealable”).

China Mineral Acquisition Corporation
June 23, 2006

We further note that Section (C) of Article EIGHTH of the Certificate of Incorporation provides that approval or ratification of an act by the holders of a majority of the stock of the Company represented at a meeting, in person or by proxy, and entitled to vote thereat “shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation . . . .” Although we offer no opinion on the validity and enforceability of Section (C) of Article EIGHTH, we believe it provides further confirmation of our view that the prohibition on amendments set forth in Article SIXTH was not intended to be construed as a supermajority or unanimous stockholder voting requirement.

For the reasons discussed above, it is our view that the Amendment may be approved by board and stockholder action at the statutory default levels and that Article SIXTH does not impose a supermajority or unanimous voting requirement for amending Sections (A) through (E) of Article SIXTH.

CONCLUSION

Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.

The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. In addition, we express no opinion as to the securities laws of the State of Delaware and the rules and regulations relating thereto.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability or validity of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provision in the first sentence of Article SIXTH purporting to eliminate the power to amend certain provisions of Article SIXTH. With respect to the Amendment, we express no opinion as to the enforceability of the automatic dissolution provision set forth in Section (C) of Article SIXTH, as proposed to be amended, to the extent that provision may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the GCL and to the extent the provision provides for disparate treatment of stockholders in connection with liquidating distributions. We also note that the conversion of shares to cash, as provided in Sections (B) and (D) of Article SIXTH of the Amendment likely would be construed as a redemption provision for purposes of the GCL and any conversion or redemption of shares thereunder might be subject to the restrictions on redemption set forth in Section 160 of the GCL.

We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

China Mineral Acquisition Corporation
June 23, 2006

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to the Securities and Exchange Commission (the “SEC”) and may be furnished or quoted to Loeb & Loeb LLP, the Company’s outside counsel, and relied upon by Loeb & Loeb LLP in connection with any correspondence or communications with the SEC.

Very Truly Yours,

Potter Anderson & Corroon LLP

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY
China Mineral Acquisition Corporation
210 East 85th Street, Suite 16
New York, New York 10028
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CHINA MINERAL ACQUISITION CORPORATION
     The undersigned appoints Simon Mu and Daniel Kunz, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of China Mineral held of record by the undersigned on                     , 2006 at the Special Meeting of Stockholders to be held on                     , 2006, and any postponement or adjournment thereof.
     THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. CHINA MINERAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.
     (Continued and to be signed on reverse side)

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

China Mineral Acquisition Corporation
     Voting by telephone or Internet is quick, easy and immediate. As a China Mineral Acquisition Corporation stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern time, on                     , 2006.
To Vote Your Proxy By Internet
     It’s fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1.	Read the accompanying proxy statement and Proxy Card.

2.	Go to the Website http://www.proxyvote.com

3.	Enter your 12-digit Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.
     YOUR VOTE IS IMPORTANT! http://www.proxyvote.com!
To Vote Your Proxy By Phone
       It’s fast, convenient, and immediate. Follow these four easy steps:
1.	Read the accompanying proxy statement and Proxy Card.

2.	Call the toll-free number (1-800-454-8683)

3.	Enter your 12-digit Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions. YOUR VOTE IS IMPORTANT! Call 1-800-454-8683!
       DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
To Vote Your Proxy By Mail
     Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

PROXY
     THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. CHINA MINERAL’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

	FOR	AGAINST	ABSTAIN

To eliminate the provision of the Corporation’s certificate of incorporation purporting to prohibit amendment of its “business combination” provisions.	☐	☐	☐

To extend the date before which the Corporation must complete a business combination, to avoid being required to liquidate, from August 30, 2006 to March 31, 2007.	☐	☐	☐

To allow holders of up to 20% of the shares issued in the Corporation’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the Corporation’s IPO trust account.
	☐	☐	☐

Only if you voted “AGAINST” all three proposals above and you hold shares of China Mineral common stock issued in its initial public offering, you may exercise your conversion rights and demand that China Mineral convert your shares of common stock into a pro rata portion of the IPO trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of China Mineral common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the Extension Amendment is approved (and not abandoned) and you continue to hold these shares through the time the Extension Amendment becomes effective and tender your stock certificate to the Corporation.

EXERCISE CONVERSION RIGHTS		☐

To permit China Mineral’s Board of Directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to adopt Proposal Number 1, Proposal Number 2, or Proposal 3.
	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

     Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.